UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Anthem, Inc.

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2020 Notice of Annual Meeting of Shareholders and Proxy Statement

May 21, 2020 Indianapolis, IN

Company Overview

About Anthem, Inc.

Anthem is a leading health benefits company dedicated to improving lives and communities, and making healthcare simpler. Through its affiliated companies, Anthem serves more than 79 million people, including 41 million within its family of health plans. We aim to be the most innovative, valuable and inclusive partner. For more information, please visit www.antheminc.com or follow @AnthemInc on Twitter.

[1]	Blue Cross and Blue Shield or Blue Cross licensed plans

Our Subsidiaries Include

Letter from Our President and
Chief Executive Officer

March 27, 2020

Dear Fellow Shareholders,

We look forward to welcoming you to our 2020 Annual Meeting, to be held at Anthem’s headquarters, 220 Virginia Avenue, Indianapolis, Indiana 46204 on May 21, 2020 at 8 a.m. Eastern Daylight Time.

Our Annual Meeting is an opportunity to review our 2019 accomplishments, as well as our plans to build on the positive momentum from the past year as we look ahead to 2020 and beyond.

In 2019, Anthem delivered strong performance with growth across all of our businesses. Year-over-year, our operating revenue grew by 12.9% to $103.1 billion, income before income tax expense grew by 18.1% to $6.0 billion and operating gain grew by 10.6% to $6.0 billion. Our medical membership increased by 1.1 million members to 41 million members as of year-end and we successfully launched IngenioRx, our new pharmacy benefits manager. We developed innovative, industry-leading digital solutions and continued to make healthcare more affordable, accessible and effective.

We understand that we play an important societal role. Our mission – improving lives and communities, simplifying healthcare, and expecting more – drives our aspirations. Corporate responsibility is integral to our success as a company, and as such, we were proud to once again be named to the Forbes Just 100 list of most sustainable companies, as well as the Dow Jones Sustainability North America Index for a second consecutive year for our work to empower communities, improve the sustainability of our business, operate with integrity and advance an inclusive workplace.

Looking ahead, we will continue to build on our momentum and accelerate our investments in strategically important capabilities – innovative technologies, clinical integration and provider collaboration – all designed to simplify healthcare for those we serve. We believe healthcare should be personalized, proactive and preventative, and we are supporting this effort by putting consumers at the center of everything we do while building the right capabilities and tools around them. Our culture – with our mission, vision and values – provides the foundation we need to deliver on our commitments to our stakeholders.

Details for attending the Annual Meeting are included in this proxy statement. Also enclosed are details for how and when to vote. Your vote is very important to us, so if you are unable to attend the meeting, please vote in advance of the Annual Meeting, either online, by mail or by telephone, to ensure your shares are represented at the meeting.

Thank you for your continued investment in our Company. We appreciate your confidence and look forward to seeing you at our Annual Meeting.

Sincerely,

Gail K. Boudreaux
President and Chief Executive Officer

“We developed innovative, industry-leading digital solutions and continued to make healthcare more affordable, accessible and effective.”

www.antheminc.com	1

Letter from Independent Chair of the Board

March 27, 2020

Dear Fellow Shareholders,

As your Board of Directors, we take our responsibilities very seriously and are committed to representing your interests in the long-term. We believe our shareholders are best served when the Company achieves sustainable results in a responsible manner. We are pleased with the Company’s performance and are happy to share specific actions that the Board has taken in the past year.

Purpose & Culture. The Board oversaw the continued roll-out of the Company’s mission, vision and values, which were updated in 2018 and serve as the Company’s guiding north star. As part of our strategic oversight, we ensure that the Company’s mission of improving lives and communities and simplifying healthcare is embedded in the Company’s strategy and business plans. We have a special meeting each year dedicated to strategic oversight, as well as regular strategy discussions throughout the year.

The Board recognizes the importance of culture in achieving long-term success and is supporting management in the important work of shaping, changing and guarding the Company’s culture. We are updated regularly on initiatives in this area and monitor our progress towards our goals. In addition, we focus on the “tone at the top” to ensure that management sets appropriate ethical standards taking into account all of our constituents, and that all associates feel engaged and part of the effort to better meet the needs of every consumer. We are proud that the Company was named in 2019 as one of the top 10 Most Just Companies by Forbes Magazine and JUST Capital.

Board Skills, Diversity & Refreshment. Board succession planning is also essential to the Company’s success. As Chair, I have the privilege to work with a highly qualified and diverse group of board colleagues who bring thought leadership, perspective and accountability to their roles in overseeing the talented executive team at Anthem. Your Board is highly diverse in terms of background, expertise, ethnicity, age and gender, and includes four women directors and four ethnically diverse directors. The key leadership positions of Chair of the Board, Chair of the Audit Committee, Chair of the Governance Committee and President and CEO are held by diverse directors. We believe that having leaders and decision makers who represent the breadth of our communities is important for the Company’s success.

“The Board recognizes the importance of culture in achieving long-term success and is supporting management in the important work of shaping, changing and guarding the Company’s culture.”

Refreshing your Board with new perspectives and ideas is critical to ensuring that it remains strategic, inclusive and forward-looking. Each year, we conduct a rigorous evaluation process, including board and individual director evaluations facilitated by an external party. Over the past couple of years, three new directors have joined the Board and two directors have retired. This past year we were pleased to welcome Ryan Schneider to the Board. Ryan has extensive executive, financial, marketing and technology experience and recently led a significant digital transformation in the financial services industry.

Environmental, Social & Governance (ESG). We believe our ESG practices promote the long-term interests of our shareholders and strengthen Board and management accountability. The Board’s Governance Committee is responsible for establishing the Company’s corporate governance practices, as well as monitoring the Company’s social responsibility and environmental sustainability initiatives. As overseers of risk and stewards of long-term enterprise value, we play a vital role in overseeing the Company’s environmental and social impacts and related risks of ESG issues on the Company’s operating model, long-term performance and stakeholders. In particular, the Company recognizes the link between environmental health and the health of our consumers and communities and is committed to continually improving the environmental sustainability of its operations. We are proud that the Company was named to the 2019 Dow Jones Sustainability North America and World Indices in recognition of our ESG practices.

On behalf of the Board, thank you for investing in Anthem.

Sincerely,

Elizabeth E. Tallett
Independent Chair of the Board

2	| 2020 Proxy Statement

Anthem, Inc.
Notice of Annual Meeting of Shareholders

Date and Time Thursday, May 21, 2020 8:00 a.m. Eastern Daylight Time	Location Anthem, Inc. 220 Virginia Avenue Indianapolis, Indiana 46204	Record Date Shareholders of record on March 16, 2020 are entitled to vote.

Voting Items

Proposals		Board Vote Recommendation	For Further Details
1.	Election of Three Directors	“FOR” each director nominee	Page 11
2.	Advisory vote to approve the compensation of our Named Executive Officers	“FOR”	Page 38
3.	Ratification of Ernst & Young LLP as Auditors for 2020	“FOR”	Page 68
4.	Shareholder Proposal, if properly presented at the Annual Meeting	“AGAINST”	Page 71

Shareholders will also act on other business properly presented at the Annual Meeting.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as described below and in the accompanying materials.

As a precaution regarding the coronavirus or COVID-19, we are planning for the possibility that our Annual Meeting may be held over the web in a virtual meeting format rather than in person. If we take this step, or there are any other changes with regard to our Annual Meeting, we will announce the decision in advance via a press release. Please follow us on our investor relations website at https://ir.antheminc.com/ for current information regarding any change, including a change in location.

By Order of the Board of Directors,

Kathleen S. Kiefer
Corporate Secretary

You can vote in any of the following ways:
Scan the QR code that is located on your proxy card, E-Proxy Notice or voting instruction form to vote WITH YOUR SMARTPHONE	Visit the website listed on your proxy card, E-Proxy Notice or voting instruction form to vote VIA THE INTERNET	Call the telephone number on your proxy card or voting instruction form to vote BY TELEPHONE	If you received printed proxy materials, sign, date and return your proxy card or voting instruction form in the envelope provided to vote BY MAIL	Attend the Annual Meeting to vote IN PERSON
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2020. The Notice of Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report on Form 10-K are available at: www.envisionreports.com/antm.

www.antheminc.com	3

1	Letter from Our President and Chief Executive Officer
2	Letter from Independent Chair of the Board
3	Anthem, Inc. Notice of Annual Meeting of Shareholders
5	Proxy Statement Summary
11	Corporate Governance
11	Proposal 1 - Election of Directors
12	The Board of Directors
12	Identifying and Evaluating Nominees for Directors
12	Director Qualifications
13	Required Characteristics
13	Desired Skills, Experiences and Attributes
14	Biographical Information on Director Nominees and Continuing Directors
21	The Board’s Role and Responsibilities
21	Board Role in Risk Oversight
23	Corporate Responsibility
26	Shareholder Engagement
26	Communications to the Board
27	Board Structure
27	Board Leadership Structure
27	Director Independence
27	Board Meetings, Executive Sessions and Attendance
27	Standing Committees of the Board
30	Board Practices, Processes and Policies
30	Corporate Governance Policies and Practices
32	Director Evaluation Process
32	Director Orientation and Continuing Education
32	Review and Approval of Transactions with Related Persons
33	Compensation of Non-Employee Directors
35	Board Equity Compensation and Stock Ownership Guidelines
36	Executive Officers of the Company
38	Executive Compensation
38	Proposal 2 - Advisory Vote to Approve the Compensation of Our Named Executive Officers
39	Compensation Discussion & Analysis
39	Executive Summary
42	Compensation Decision Making Process
45	Elements of Total Rewards
46	2019 Compensation Decisions
54	Compensation Policies and Practices
55	Compensation Committee Report
56	Compensation Tables
56	Summary Compensation Table
58	Grants of Plan-Based Awards
59	Outstanding Equity Awards at Fiscal Year-End
61	Option Exercises and Stock Vested
62	Pension Benefits
63	Non-Qualified Deferred Compensation
64	Potential Payments Upon Termination
67	CEO Pay Ratio
68	Audit Committee Matters
68	Proposal 3 - Ratification of the Appointment of Independent Registered Public Accounting Firm
69	The Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm
69	Independent Registered Public Accounting Firm’s Fees
69	Audit Committee Pre-Approval Policy
70	Audit Committee Report
71	Shareholder Proposal
71	Proposal 4 - Shareholder Proposal to Allow Shareholders Owning 10% or More of Our Common Stock to Call a Special Meeting of Shareholders
73	Security Ownership of Certain Beneficial Owners and Management
73	Stock Held by 5% or More Beneficial Owners
74	Stock Held by Directors, Nominees and Executive Officers
75	Miscellaneous Information on Voting and the Annual Meeting
A-1	Annex A – Anthem, Inc. GAAP Reconciliation

4	| 2020 Proxy Statement

Proxy Statement Summary

This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Annual Report on Form 10-K”) are being made available to shareholders on or about March 27, 2020. On or about March 27, 2020, we mailed a printed copy of our proxy materials to our shareholders who had requested them and mailed a notice of internet availability of proxy materials, which contains instructions on how to access and review these materials and vote online, to all of our other shareholders. The following is a summary of certain key disclosures in this proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the entire proxy statement as well as our 2019 Annual Report on Form 10-K.

Proposal 1

Election of Directors Three directors have been nominated for election to hold office for a term to expire at the 2023 annual meeting: ●Gail K. Boudreaux ●R. Kerry Clark ●Robert L. Dixon, Jr.	The Board recommends a vote FOR each director nominee. Page 11

Proposal 2

Advisory Vote to Approve the Compensation of Our Named Executive Officers

Our executive compensation program (the “Total Rewards” program) is designed to attract, engage, motivate and retain a talented team of executive officers and to appropriately reward those executive officers for their contribution to our business, our consumers and our shareholders. This proposal gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers (“Say-on-Pay”).

The Board recommends a vote FOR this proposal. Page 38

Proposal 3

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP to continue serving as our independent registered public accounting firm for the year ending December 31, 2020.

The Board recommends a vote FOR this proposal. Page 68
Proposal 4

Shareholder Proposal to Allow Shareholders Owning 10% or More of Our Common Stock to Call a Special Meeting of Shareholders

The Board does not believe that this proposal is in the best interests of the Company or its shareholders. Our Articles of Incorporation already provide that shareholders owning 20% or more of our common stock may call a special meeting of shareholders.

The Board recommends a vote AGAINST this proposal. Page 71

www.antheminc.com	5

Our Culture is Our Foundation

Our Mission
Improving Lives and Communities. Simplifying Healthcare. Expecting More.
Our Vision
Be the most innovative, valuable and inclusive partner.
Our Values
Leadership	Community	Integrity	Agility	Diversity
Redefine what’s possible.	Committed, connected, invested.	Do the right thing, with a spirit of excellence.	Deliver today—transform tomorrow.	Open your hearts and minds.

2019 Performance Highlights

Total Operating Revenue		Net Income Per Diluted Share		Adjusted Net Income Per Diluted Share*
($ in billions)

2.6%	12.9%	1.1%	30.2%	32.0%	22.3%
Increase 2017-2018	Increase 2018-2019	Decrease 2017-2018	Increase 2018-2019	Increase 2017-2018	Increase 2018-2019

*	Please refer to the GAAP reconciliation table in Annex A for information on Adjusted Net Income Per Diluted Share.

●	Medical membership grew by 1.1 million members to 41 million members as of December 31, 2019.
●	Total Operating Revenue growth of 12.9% was driven by growth in our core businesses.
●	Income before income tax expense increased by 18.1% to $6.0 billion for 2019, as compared to $5.1 billion for 2018, while Operating Gain increased by 10.6% to $6.0 billion for 2019, as compared to $5.4 billion for 2018. Please refer to the GAAP reconciliation table in Annex A for information on Operating Gain.
●	Our closing stock price increased by approximately 15% from $262.63 on December 31, 2018 to $302.03 on December 31, 2019. In addition, the Company paid cash dividends totaling $3.20 per share in 2019.
●	We successfully launched IngenioRx, our pharmacy benefits manager.
●	Anthem was named to the 2019 Dow Jones Sustainability Index for the second consecutive year and ranked 7th on the Forbes Just 100 list for 2020, which was the highest-ranking company in the healthcare providers category.
●	Our strong performance is reflected in the compensation that our Named Executive Officers (“NEOs”) earned for 2019.

6	| 2020 Proxy Statement

Board Commitment to Diversity

Diversity is a cornerstone value and priority for our Board.

Gender Diversity of Board	Ethnic Diversity of Board

Tenure Diversity of Board	Age Diversity of Board

Female Leadership in Key Roles Independent Board Chair President and CEO Governance Committee Chair	Ethnically Diverse Leadership Audit Committee Chair	9 of 10 Independent Directors including 3 added in the past two years	7 of 10 Directors are Diverse based on Gender and/or Ethnicity

Director Skills, Experiences and Attributes

The following matrix provides summary information about our directors’ skills, experiences and attributes. More detailed information is provided under “Corporate Governance – The Board of Directors – Desired Skills, Experiences and Attributes” beginning on page 13 and in each director’s biography beginning on page 15.

Skills, Experiences and Attributes	Boudreaux	Clark	Dixon	Hay	Hill	Jallal	Neri	Peru	Schneider	Tallett
CEO	✓	✓		✓	✓	✓	✓		✓	✓
COO / Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Insurance Industry	✓								✓	✓
Finance / Capital Markets	✓	✓		✓	✓	✓	✓	✓	✓	✓
Healthcare Industry	✓	✓			✓	✓				✓
Marketing / Consumer Insights		✓	✓	✓	✓		✓		✓	✓
Technology	✓		✓	✓			✓	✓	✓
Regulatory / Public Policy	✓			✓					✓	✓
ESG		✓	✓	✓	✓					✓
Diversity	✓		✓		✓	✓	✓	✓		✓

www.antheminc.com	7

Corporate Governance Highlights

Our corporate governance policies and practices reflect our commitment to effective corporate governance and high ethical standards:

Board / Committee Independence	Board Practices	Accountability
●Separate CEO and Independent Board Chair ●Independent Board -9 of 10 directors ●Fully independent Audit, Compensation and Governance Committees	●Annual Board, committee and individual director performance evaluations ●Independent directors hold executive sessions ●Board oversees Enterprise Risk Management activities
●Majority voting for uncontested director elections
●Proxy access for shareholder-nominated director nominees
●Commitment to declassify the Board if the Blue Cross and Blue Shield Association requirement for a classified board is no longer applicable

Stock Ownership / Compensation
●Significant director and executive officer stock ownership requirements and holding restrictions
●Clawback policy for executive officers’ incentive compensation, including for reputational harm
●Policy against short sales, hedging and pledging stock for directors and all associates, including our executive officers
●Rigorous establishment and oversight of incentive measures, goals, and pay/performance relationship
●Say-on-pay advisory vote conducted annually
●Pre-established grant dates for equity awards to executive officers
●Limited executive perquisites
●Double-trigger change-in-control provisions
●No re-pricing of stock options or stock appreciation rights without shareholder approval
●No excise tax gross-ups
●No guaranteed annual salary increases or bonuses
●No compensation plans which encourage excessive risk taking
●Independent compensation consultant

8	| 2020 Proxy Statement

Corporate Responsibility Highlights

We are committed to the health and well-being of the world around us and are proud of our many corporate responsibility initiatives and recognitions. Our Sustainability Council is responsible for monitoring our corporate social responsibility and environmental sustainability initiatives. Our Governance Committee oversees these efforts and our related performance in these areas. Our areas of focus include our community, our environment, our workplace and our consumers, as briefly described below.

More information about our sustainability practices is in our Corporate Responsibility Report, which is in accordance with the Global Reporting Initiative (“GRI”) Core Reporting Guidelines and can be found at www.anthemcorporateresponsibility.com, under “GRI”.

Our Community	Our Environment	Our Workplace	Our Consumers

Over $46 million in active grants and sponsorships in 2019 supporting over 4,000 non-profit organizations

Over 100,000 volunteer hours by our associates in 2019 impacting communities across the country

Nearly $8 million donated in 2019 through our associate community engagement programs

30% reduction of our scope I and II greenhouse gas intensity since baseline 2013, achieving our 2020 goal

32% reduction in water intensity since baseline 2013, achieving our 2020 goal

A commitment to 100% renewable energy by 2025

Over 61,000 associates participated in Strategy Map sessions that include our Mission, Vision and Values

63% of our managers are women

Over 11,000 associates participate in our nine associate resource groups

Launch of IngenioRx, our new pharmacy benefits manager

Over 60% of our healthcare spending in 2019 was in value-based care models

Use of Live Health Online, our telehealth solution, grew by nearly 40% in 2019

Corporate Responsibility Recognition

We are proud to have been recognized for our corporate responsibility efforts. We have included some examples below, and you can find additional information on the inside back cover of this proxy statement.

Anthem, Inc. was named to the 2019 Dow Jones Sustainability North America and World Indices (DJSI). This marks the second consecutive year Anthem has been recognized by the DJSI for leadership in sustainability.

Anthem, Inc. is committed to supporting gender equality and was included in the 2020 Bloomberg Gender-Equality Index.

Anthem, Inc. ranked 7th on the Forbes Just 100 list for 2020 and was the highest-ranking company in the healthcare providers category.	Anthem, Inc. was included in the FTSE4Good Index (FTSE Russell), 2018 - 2019.

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Compensation Highlights

Pay-for-performance - Our Total Rewards program emphasizes performance-based compensation in the form of our Annual Incentive Plan (“AIP”) and annual grants of long-term, equity-based incentives under the shareholder-approved 2017 Anthem Incentive Compensation Plan (the “Incentive Plan” or “LTIP”). As such, our pay-for-performance philosophy aligns the interests and rewards of our NEOs with the long-term interests of our shareholders and drives the achievement of our vision and mission, while operating within our values.

Balanced mix of financial and operational measures - The Compensation Committee used a balanced scorecard for the AIP for our executive officers, with an 80% weighting for Operating Gain and a total of 20% weightings for operational performance measures, namely, Provider Collaboration (5%), Quality - Medicare (5%), Quality - Medicaid (5%), and Service Excellence (5%). Our performance stock units granted under the Incentive Plan in 2019 use Operating Revenue and Adjusted Net Income as performance measures. Please refer to the GAAP reconciliation table in Annex A for information on Operating Gain and Adjusted Net Income.

Reward long-term growth and sustained success - The majority of our executive officers’ compensation is in equity awards, which encourages long-term growth and sustained success.

Primary Components of 2019 Target Compensation

The pay mix for our CEO and our other NEOs during 2019 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. As reflected in the charts below, the mix of total target compensation granted in 2019 to our NEOs was heavily weighted towards performance-based and long-term incentive compensation, with long-term incentive awards making up approximately 75% of 2019 total target compensation for our CEO and an average of 66% of 2019 total target compensation for our other NEOs.

CEO	Other NEOs

10	| 2020 Proxy Statement

Corporate Governance

PROPOSAL 1 Election of Directors

We are asking our shareholders to elect Gail K. Boudreaux, R. Kerry Clark and Robert L. Dixon, Jr. to the Board, each for a three-year term to expire at our 2023 annual meeting. Each of the nominees for director is presently a director, and each has consented to being named as a nominee in this proxy statement and has indicated a willingness to serve if elected. As more fully described in the following pages, we believe each nominee is qualified with unique skills, experiences and attributes that are beneficial to our Company.

The Board currently consists of ten directors divided into three classes. Our Articles of Incorporation provide that the total number of directors should be divided into three classes with each class containing approximately one-third of the total directors. Currently, the classes of 2020 and 2022 contain three directors each, and the class of 2021 contains four directors. This classified Board structure is one of the specific requirements imposed by the Blue Cross and Blue Shield Association (“BCBSA”) in license agreements with all Blue Cross Blue Shield licensees, including us. However, our Articles of Incorporation provide that we will declassify the Board if the BCBSA requirement for a classified board is no longer applicable to us. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director’s election and until such director’s successor is elected and has qualified. In addition, directors are no longer eligible for election after reaching 72 years of age.

The Board of Directors unanimously recommends a vote FOR Proposal 1, the election as directors of Gail K. Boudreaux, R. Kerry Clark and Robert L. Dixon, Jr.

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Corporate Governance

The Board of Directors

Identifying and Evaluating Nominees for Directors

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers, subject to the restrictions in our Bylaws, whether the vacancy should be filled and if so, various potential candidates for director. Candidates may come to the attention of the Governance Committee through current Board members, management, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year.

Shareholder Recommendations of Director Candidates

The Governance Committee considers and recommends candidates for the Board. It reviews all nominations submitted to the Company as described above under “Identifying and Evaluating Nominees for Directors,” including individuals nominated by shareholders to be included in our proxy statement. In evaluating such nominations, the Governance Committee seeks to achieve a balance of skills, experiences, qualifications and attributes on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for Board membership and must be addressed to our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204. Following verification that the persons recommending director candidates are shareholders and verification that any other required information has been properly submitted by such persons, recommendations are aggregated and considered by the Governance Committee at a regularly scheduled meeting. If any materials are provided by shareholders in connection with the recommendation of a director candidate, such materials are forwarded to the Governance Committee.

In addition, any shareholder who wishes to nominate a director candidate at our annual meeting or for inclusion in our proxy statement may do so by following the procedures and providing the information set forth in “Miscellaneous Information on Voting and the Annual Meeting — Shareholder Proposals and Nominations for Next Year’s Annual Meeting” on page 78 and in Sections 1.5, 1.6 and 1.16 of our Bylaws. Our Bylaws are available on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents.”

Director Qualifications

The Governance Committee periodically evaluates the size and composition of the Board to assess the skills, experiences and attributes of Board members, and compares them with those skills, experiences and attributes that might prove valuable in the future, considering the circumstances of the Company and the then-current Board membership. This assessment enables the Board to consider whether the identified skills, experiences and attributes continue to be appropriate as the Company’s needs evolve over time. On an ongoing basis, the Governance Committee will evaluate candidates who possess skills, experiences and attributes that meet our strategic needs and have diverse experiences in key business, financial and other challenges that face a publicly-held health benefits company. We believe that an effective board consists of a diverse group of individuals who bring a variety of complementary skills and a range of tenures.

The Governance Committee developed and maintains a skills matrix to assist it in considering the characteristics required of each director along with the appropriate balance of skills, experiences and attributes that should be represented on the Board as a whole.

12	| 2020 Proxy Statement

Corporate Governance

Required Characteristics

The following are the required characteristics that should be satisfied by each director or nominee:

●	Integrity and Accountability	●	Informed Judgment	●	Mature Confidence
●	Financial Literacy	●	Risk Oversight Ability	●	High Performance Standards

Desired Skills, Experiences and Attributes

The following matrix summarizes the desired skills, experiences and attributes to be represented collectively on the Board and the most significant skills, experiences and attributes that each director possesses. Additional information is provided in each director’s biography beginning on page 15.

CEO	Contributes to the Board’s understanding of complex operations, business strategy and risk management and demonstrated leadership ability at the highest level
COO / Executive Leadership	Contributes to the Board’s understanding of complex operations, business strategy and risk management and demonstrated leadership ability
Insurance Industry	Contributes to the Board’s understanding of insurance operations and the industry’s complex regulatory requirements, as well as the competitive environment
Finance / Capital Markets	Valuable for evaluating our financial reporting process, financial management and capital allocations (dividends / share repurchases / financings)
Healthcare Industry	Contributes to the Board’s understanding of the providers of healthcare services and products and issues related to simplifying healthcare
Marketing / Consumer Insights	Contributes to the Board’s understanding of changing market conditions and consumer trends and expectations
Technology	Contributes to the Board’s understanding of technology, including the use of new technologies in providing our products and services, as well as cybersecurity risks
Regulatory / Public Policy	Contributes to the Board’s understanding of complex regulatory and public policy issues facing us as a highly-regulated entity
ESG	Contributes to the Board’s understanding of leading corporate governance practices and environmental and social sustainability initiatives
Diversity	Gender and ethnic diversity provides different perspectives to the Board to foster innovation and inclusion

Skills, Experiences and Attributes	Boudreaux	Clark	Dixon	Hay	Hill	Jallal	Neri	Peru	Schneider	Tallett
CEO	✓	✓		✓	✓	✓	✓		✓	✓
COO / Executive Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Insurance Industry	✓								✓	✓
Finance / Capital Markets	✓	✓		✓	✓	✓	✓	✓	✓	✓
Healthcare Industry	✓	✓			✓	✓				✓
Marketing / Consumer Insights		✓	✓	✓	✓		✓		✓	✓
Technology	✓		✓	✓			✓	✓	✓
Regulatory / Public Policy	✓			✓					✓	✓
ESG		✓	✓	✓	✓					✓
Diversity	✓		✓		✓	✓	✓	✓		✓

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Corporate Governance

Our Corporate Governance Guidelines provide that our Governance Committee is to take into account the overall diversity of the Board when identifying possible nominees for director, including gender, ethnicity, age, tenure, and geographic location. The Governance Committee implements that policy, and assesses its effectiveness, by examining the diversity of all of the directors on the Board when it selects nominees for directors. Currently, the Board has four women directors, one African-American director, one Hispanic director, one Latino director and one North African director. In total, 70% of our directors are diverse based on gender and/or ethnicity. In addition, the diverse directors hold key leadership positions, with each of the Chair of the Board, Chair of the Governance Committee, and President and CEO being a woman, and the Chair of the Audit Committee being Hispanic.

Gender Diversity of Board	Ethnic Diversity of Board

Tenure Diversity of Board	Age Diversity of Board

The Governance Committee, in recommending the nominees for election as directors and in concluding that the continuing directors should serve as directors, considered the items set forth above. The Governance Committee believes that each director and director nominee satisfies the criteria indicated for such director in the skills matrix and brings his or her own particular skills, experiences and attributes, giving the Board, as a whole, competence and experience in a wide variety of areas. Additional biographical and other information concerning the qualifications, skills and experience of the directors and nominees for director can be found below under “Biographical Information on Director Nominees and Continuing Directors.”

Biographical Information on Director Nominees and Continuing Directors

The biographies of each of the nominees and continuing directors contain information regarding the person’s service as a director, business experience, director positions at publicly-held corporations or investment companies registered under the Investment Company Act of 1940 held currently or at any time during the last five years, and the skills, experiences, qualifications and attributes that caused the Governance Committee and the Board to recommend each of the director nominees and to conclude that the continuing directors should serve as members of our Board. Unless otherwise indicated, the principal occupation of each director or nominee has been the same for the last five years. There is no family relationship between any of our directors or executive officers. The ages listed for each director or nominee are as of March 27, 2020.

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Corporate Governance

Nominees for Director

Three-year Term to Expire at the 2023 Annual Meeting of Shareholders

Age: 59
Director Since: 2017
Committees:
None
Skills, Experiences
and Attributes
●CEO
●COO / Executive Leadership
●Insurance Industry
●Finance / Capital Markets
●Healthcare Industry
●Technology
●Regulatory / Public Policy
●Diversity

Gail K. Boudreaux

Background

Gail K. Boudreaux has been a director of the Company since November 2017 when she was appointed our President and Chief Executive Officer. Prior to joining the Company, she served as Chief Executive Officer of GKB Global Health, LLC (healthcare strategy and business advisory firm) from July 2015 to November 2017. Prior thereto, Ms. Boudreaux was Executive Vice President of UnitedHealth Group Incorporated (diversified healthcare company) from May 2008 to February 2015, President of United HealthCare (managed healthcare company), a subsidiary of UnitedHealth Group Incorporated, from May 2008 to January 2011 and Chief Executive Officer of United HealthCare from January 2011 to November 2014. Before joining United HealthCare, she worked at Health Care Services Corporation (“HCSC”) (health insurance company) as Executive Vice President of External Operations from December 2005 to April 2008 and as President of Blue Cross Blue Shield of Illinois from July 2002 to December 2005. Before joining HCSC, Ms. Boudreaux held various positions at Aetna Inc. (managed healthcare company), including Senior Vice President, Group Insurance. Ms. Boudreaux has served as a director of Zimmer Biomet Holdings, Inc. (medical device company) since 2012. She also serves as a director of the BCBSA, the National Institute for Health Care Management, Health Services Foundation, Dartmouth College Board of Trustees, and the Central Indiana Corporate Partnership, and as a member of the Business Roundtable. She previously served as a director of Xcel Energy, Inc. (utility holding company) from 2012 to 2017, Novavax, Inc. (biotechnology company) from 2015 to 2017 and Genzyme Corporation (biotechnology company) from 2004 to 2011.

Director Qualifications

Ms. Boudreaux brings significant CEO, healthcare industry, insurance, finance and technology experience to the Board from her chief executive and other executive positions with several healthcare and insurance organizations and participation in numerous associations in the healthcare industry. Ms. Boudreaux’s positions also provided her with regulatory and public policy experience due to the highly-regulated nature of these organizations. She also gained financial and technology experience through her service as a director and as a member of the audit committee and technology operations committee of several public companies, including a medical device company and a biotechnology company.

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Corporate Governance

Age: 67 Director Since: 2014 Committee: Audit Skills, Experiences and Attributes ●CEO ●COO / Executive Leadership ●Finance / Capital Markets ●Healthcare Industry ●Marketing / Consumer Insights ●ESG

R. Kerry Clark

Background

R. Kerry Clark has been a director of the Company since May 2014. Mr. Clark served as Chairman and Chief Executive Officer of Cardinal Health, Inc. (healthcare products and services), until his retirement in 2009. Mr. Clark joined Cardinal Health, Inc. (“Cardinal Health”) in 2006 as President and Chief Executive Officer and became Chairman in 2007. Prior to joining Cardinal Health, he held various positions at The Procter & Gamble Company (consumer products), including President of P&G Asia; President, Global Market Development and Business Operations; and Vice Chairman of the Board, President Global Family Health. He has served as a director of General Mills, Inc. (consumer food products) since 2009 and Textron, Inc. (aircraft, defense, and industrial products) since 2003. He previously served as a director of Avnet, Inc. (industrial distributors of electronic components, enterprise computer and storage products) from 2012 until November 2019. He is also a director of The Christ Hospital in Cincinnati, Ohio (hospital).

Director Qualifications

Mr. Clark brings to the Board extensive CEO, healthcare industry, marketing and consumer insights, and finance experience through his positions as Chairman and CEO of a major healthcare services organization, and as a senior executive at an international consumer products company, where he served in several positions involving marketing, advertising and product development of healthcare and other consumer products. Also, he has healthcare experience through his service on a hospital’s board of directors and environmental, social and governance experience through his roles as lead director and chair of the governance committee of a public company. Mr. Clark qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission (“SEC”).

Age: 64 Director Since: 2011 Committees: Compensation Governance Skills, Experiences and Attributes ●COO / Executive Leadership ●Marketing / Consumer Insights ●Technology ●ESG ●Diversity

Robert L. Dixon, Jr.

Background

Robert L. Dixon, Jr. has been a director of the Company since July 2011. Mr. Dixon has been the owner of The RD Factor, Inc., a digital and information technology consulting business, since 2016. Prior thereto, he served as Global Chief Information Officer and Senior Vice President of PepsiCo, Inc. (“PepsiCo”) (food and beverages) from 2007 until April 2016 and as Senior Vice President until December 2016. Before joining PepsiCo, Mr. Dixon held various positions with The Procter & Gamble Company (consumer household products) since 1977, including Vice President of Global Business Services from 2005 until 2007. He has served as a director of Build-A-Bear Workshop, Inc. (specialty retailer) since 2018 and Okta, Inc. (identity management platform) since June 2019. At the Georgia Institute of Technology, Mr. Dixon serves on the Engineering Advisory Board, the President’s Advisory Board, the Computing Advisory Board and the Foundation. He previously served on the CIO Advisory Board for International Business Machines Corporation.

Director Qualifications

Mr. Dixon has extensive technology experience through his position as Global Chief Information Officer of a large public company, his ownership of a digital and information technology consulting business, and his service on the CIO advisory board for another large public company. He also has significant marketing and consumer insights experience through his senior positions at two large public companies, both of which have global retail consumer product focus. Mr. Dixon has environmental, social and governance experience through his role as chair of the governance committee of a public company, as well as his several executive and academic board positions.

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Corporate Governance

Directors Continuing in Office

Terms Expiring at the 2021 Annual Meeting of Shareholders

Age: 64
Director Since: 2013
Committees:
Compensation (Chair)
Governance
Skills, Experiences
and Attributes
●CEO
●COO / Executive Leadership
●Finance / Capital Markets
●Marketing / Consumer Insights
●Technology
●Regulatory / Public Policy
●ESG

Lewis Hay, III

Background

Lewis Hay, III has been a director of the Company since July 2013. Mr. Hay has served as an operating advisor at Clayton, Dubilier & Rice, LLC (private equity investment firm) since 2013. Mr. Hay retired as Executive Chairman of NextEra Energy, Inc. (“NextEra Energy”) (electricity-related services and renewable energy generator) in 2013, having served in that position since 2012. At NextEra Energy, he served as Chief Executive Officer from 2001 to 2012, Chairman from 2002 to 2012, and President from 2001 to 2006. He also served as Chief Executive Officer of Florida Power & Light Company from 2002 to 2008. Mr. Hay has served as a director of L3Harris Technologies, Inc. (global aerospace and defense technology firm) since June 2019 (and its predecessor company, Harris Corporation from 2002 until June 2019) and PowerTeam Services, LLC (utilities maintenance company) since 2018. Mr. Hay served as director of Capital One Financial Corporation (financial services) from 2013 until May 2019 and was a director and chairman of both the Institute for Nuclear Power Operations and the Edison Electrical Institute until 2013. He also served on the Board of Business Advisors for the Tepper School of Business at Carnegie Mellon University and on the Advisory Council of Carnegie Mellon University’s Scott Institute for Energy Innovation until 2017.

Director Qualifications

Mr. Hay brings extensive CEO, finance and regulatory and public policy experience to the Board through his positions as CEO, Chairman and CFO of a large utility company which was subject to significant regulation and oversight. He also has environmental, social and governance experience with his management of the utility’s expansion of renewable energy sources. In addition, Mr. Hay has marketing and consumer insights experience from his service as an officer of a large utility company and a director of a financial services company, and technology experience from his service as a director of an information technology company.

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Corporate Governance

Age: 73
Director Since: 2004
Committees:
Compensation Governance (Chair)
Skills, Experiences
and Attributes
●CEO
●COO / Executive Leadership
●Finance / Capital Markets
●Healthcare Industry
●Marketing / Consumer Insights
●ESG
●Diversity

Julie A. Hill

Background

Julie A. Hill has been a director of the Company since November 2004. Ms. Hill served on the former WellPoint Health Networks Inc. (“WHN”) board of directors from March 1994 until WHN’s merger with us in November 2004. Since 2002, she has been the owner of The Hill Company (real estate company). From 1998 to 2002, Ms. Hill was the President and owner of Hiram-Hill Development Company (residential real estate development firm). Prior thereto, she was the Chairman, President and Chief Executive Officer of Costain Homes, Inc. (home builders), the U.S. division of Costain Group Plc, a London-based company, from 1988 to 1997. Ms. Hill has served as a director of the Lord Abbett Family of Mutual Funds (mutual funds) since 2005 and previously served as a director of UNYQ (provider of orthopedic devices) from 2017 until 2019. She is chair of the University of California at Irvine Board of Trustees and serves as a member of the advisory boards of the Paul Merage School of Business Center for Real Estate, the UC Irvine School of Law Board of Visitors, the School of Social Ecology Dean’s Leadership Council, the Susan Samueli Center of Integrative Medicine, and the Paul Merage School of Business Center for Digital Transformation.

Director Qualifications

Ms. Hill brings extensive CEO and finance experience to the Board gained through her ownership and management of several companies. She also has significant marketing and consumer insights experience, having held several positions in sales, marketing, advertising and product development. In addition, Ms. Hill has healthcare industry and environmental, social and governance experience through her many medical school and other university board positions and service with groups promoting environmental, sustainability and other public policy issues.

Age: 52 Director Since: 2017 Committee: Audit Skills, Experiences and Attributes ●CEO ●COO / Executive Leadership ●Finance / Capital Markets ●Marketing / Consumer Insights ●Technology ●Diversity

Antonio F. Neri

Background

Antonio F. Neri has been a director of the Company since December 2017. Mr. Neri has served as President and Chief Executive Officer of Hewlett Packard Enterprise Company (“Hewlett Packard Enterprise”) (technology company) since 2018. At Hewlett Packard Enterprise, he also served as President from 2017 to 2018 and Executive Vice President and General Manager, Enterprise Group from 2015 to 2017. Prior to Hewlett Packard Enterprise’s spinoff from HP Inc. (technology company), Mr. Neri held a variety of leadership roles at HP Inc. since 1995, including Senior Vice President and General Manager, Enterprise Group from 2014 to 2015, Senior Vice President and General Manager, HP Servers from 2013 to 2014 and Senior Vice President and General Manager, HP Technology Services from 2011 to 2013. Mr. Neri has served as a director of Hewlett Packard Enterprise since 2018. He was a director of H3C Technologies Co., LTD (information technology company), from 2016 to 2017.

Director Qualifications

Mr. Neri has significant technology and marketing and consumer insights experience, having held several leadership positions at firms that provide technology solutions to the business and public sectors, including his current position of President and CEO of a large, multinational enterprise information technology company. In addition, Mr. Neri brings CEO and finance experience to the Board gained through his positions with Hewlett Packard Enterprise. Mr. Neri qualifies as an “audit committee financial expert” under the SEC’s rules.

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Corporate Governance

Age: 64 Director Since: 2004 Committee: Audit (Chair) Skills, Experiences and Attributes ●COO / Executive Leadership ●Finance / Capital Markets ●Technology ●Diversity

Ramiro G. Peru

Background

Ramiro G. Peru has been a director of the Company since November 2004. Mr. Peru served on the former WHN board of directors from May 2003 until WHN’s merger with us in November 2004. During the second half of 2007, Mr. Peru was Executive Vice President and Chief Financial Officer of Swift Corporation (transportation) and prior thereto was Executive Vice President and Chief Financial Officer of Phelps Dodge Corporation (mining and manufacturing) from 1999 to 2007 (“Phelps Dodge”). Mr. Peru joined Phelps Dodge in 1979 and held various finance and accounting positions with Phelps Dodge and its affiliates. Mr. Peru has served as a director of SM Energy Company (oil and gas exploration and production company) since 2014, UNS Energy Corporation (electric and gas utility holding company) since 2007 and Bluemedia, Inc. (large format printer) since 2018.

Director Qualifications

Mr. Peru brings significant finance experience to the Board as a former chief financial officer of two public companies. Mr. Peru’s positions also included technology experience as Senior Vice President at Phelps Dodge with responsibility for managing both information systems and technology and human resources. Mr. Peru qualifies as an “audit committee financial expert” under the SEC’s rules.

Terms Expiring at the 2022 Annual Meeting of Shareholders

Age: 58 Director Since: 2018 Committee: Audit Skills, Experiences and Attributes ●CEO ●COO / Executive Leadership ●Finance / Capital Markets ●Healthcare Industry ●Diversity

Bahija Jallal

Background

Bahija Jallal  has been a director of the Company since February 2018. Ms. Jallal has served as the Chief Executive Officer of Immunocore Limited (T cell receptor biotechnology company) since January 2019. Prior to that, she served as Executive Vice President of AstraZeneca PLC (“AstraZeneca”) (pharmaceutical and biopharmaceutical business) and President of MedImmune (biotechnology business), a subsidiary of AstraZeneca, since 2013. She joined MedImmune in 2006 and held various research and development positions, including Executive Vice President, Research and Development, from 2010 to 2013. Ms. Jallal has been a director of Immunocore Limited since January 2019 and Guardant Health, Inc. (precision oncology company) since April 2019. She is a member of the Board of Trustees of Johns Hopkins University, and a director of the University of Maryland Health Sciences Research Park Corporation. Ms. Jallal also served as director and past president of the Association for Women in Science from 2016 until 2018.

Director Qualifications

Ms. Jallal brings extensive healthcare industry experience to the Board gained through her several leadership positions at biopharmaceutical companies that provide new medicines to patients, including her current position of Chief Executive Officer at a multinational biotechnology company. In addition, Ms. Jallal has CEO and finance experience through her current position as CEO of a biotechnology company and her former position of President at a biologic research and development subsidiary of a large public company. Ms. Jallal qualifies as an “audit committee financial expert” under the SEC’s rules.

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Corporate Governance

Age: 50
Director Since: 2019
Committee:
Audit
Skills, Experiences
and Attributes
●CEO
●COO / Executive Leadership
●Insurance Industry
●Finance / Capital Markets
●Marketing / Consumer Insights
●Technology
●Regulatory / Public Policy

Ryan M. Schneider

Background

Ryan M. Schneider has been a director of the Company since October 2019. Mr. Schneider has served as the Chief Executive Officer and President of Realogy Holdings Corp. (“Realogy”) (residential real estate services) since December 2017 and previously served as President and Chief Operating Officer of Realogy from October 2017 to December 2017. Prior to that, Mr. Schneider was a Senior Advisor at McKinsey and Company (consulting firm) from May 2017 until October 2017. From 2001 to 2017, Mr. Schneider held various positions with Capital One Financial Corporation (financial services), including President, Card Business from 2007 until 2016 and Senior Advisor from 2016 until 2017. Mr. Schneider has served as a director of Realogy since 2017. He previously served as a director of Capital One Bank (USA) N.A. from 2007 to 2016.

Director Qualifications

Mr. Schneider brings significant CEO, COO, insurance industry, finance, marketing and consumer insights, and technology experience to the Board from his current chief executive and past leadership positions in real estate and financial services organizations. These positions also provided him with regulatory and public policy experience due to the highly-regulated nature of the banking industry. Mr. Schneider qualifies as an “audit committee financial expert” under the SEC’s rules.

Age: 70
Director Since: 2013
Independent Chair of the Board Since: 2018
Committees:
Compensation
Governance
Skills, Experiences
and Attributes
●CEO
●COO / Executive Leadership
●Insurance Industry
●Finance / Capital Markets
●Healthcare Industry
●Marketing / Consumer Insights
●Regulatory / Public Policy
●ESG
●Diversity

Elizabeth E. Tallett

Background

Elizabeth E. Tallett  has been a director of the Company since October 2013 and became independent Chair of the Board in May 2018. She was a principal of Hunter Partners, LLC (healthcare consulting) from 2002 to 2015. Ms. Tallett continues to operate as a consultant to healthcare companies. Previously, Ms. Tallett was President and Chief Executive Officer of Transcell Technologies, Inc. (specialty pharmaceuticals), President of Centocor Pharmaceuticals (biotechnology), member of the Parke-Davis (pharmaceuticals) Executive Committee and Director of Worldwide Strategic Planning for Warner-Lambert Company (pharmaceuticals). Ms. Tallett has served as a director of Meredith Corporation (magazine publisher) since 2008, Principal Financial Group, Inc. (financial services) since 1992 (as lead director from 2007 until December 2019) and Qiagen, N.V. (biotechnology research equipment manufacturing) since 2011. She previously served as a director of Coventry Health Care, Inc. (health insurance) from 1998 to 2013 (including serving as lead director).

Director Qualifications

Ms. Tallett brings significant CEO, finance, healthcare industry, insurance industry and marketing and consumer insights experience to the Board from her chief executive, other management and board positions in several healthcare, insurance and pharmaceutical organizations. These positions also provided her with regulatory and public policy experience due to the highly-regulated nature of these organizations. She also has environmental, social and governance experience, having served as a lead director and as a member of the governance committees of several public companies.

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Corporate Governance

The Board’s Role and Responsibilities

Our business is managed under the direction of the Board. The Board has responsibility for establishing broad corporate policies and for our overall performance. We believe that the only results worth achieving are those achieved with integrity and a commitment to excellence. Accordingly, we have long recognized the importance of, and have placed a high priority upon, having good corporate governance measures in place.

Board Role in Risk Oversight

Our management is responsible for the day-to-day management of the risks facing the Company, and the Board as a whole has responsibility for risk oversight. We have an Enterprise Risk Council to oversee our enterprise risk management activities. The Enterprise Risk Council is comprised of members of our senior leadership team and the Chief Risk Officer, who serves as the head of the internal enterprise risk management function.

Board
●Oversees management’s processes by which they assess, monitor and manage the Company’s exposure to major risks to determine whether these processes are functioning as intended and are consistent with our business and strategy.
●Reviews and approves certain risk tolerance levels and action plans regarding major risks.
●Reviews and approves the Own Risk and Solvency Assessment Summary Report, which is filed annually with state insurance departments.
●Receives periodic reports from management on various risks, including risks facing our businesses or developments that could affect our risk profile.
●Delegates to its committees responsibility for assisting in the oversight of categories of risk within their areas of responsibility.

Audit Committee
●Receives quarterly reports from our Chief Risk Officer and reviews and discusses our enterprise risk management framework, processes and governance structure.
●Reviews and approves the annual audit plan for our internal audit function, with a priority on areas based on their potential risk.
●Reviews and discusses with management and the independent auditor our accounting, financial reporting and internal audit controls and procedures, our financial statements and the independent audit thereof.
●Oversees our compliance activities and receives quarterly reports from our Chief Compliance Officer.
●Reviews and discusses our major financial risk exposures.
●Regularly meets privately with representatives from our independent registered public accounting firm, our Chief Risk Officer, our Chief Compliance Officer, our Chief Financial Officer and our General Counsel.

Compensation Committee
●Oversees the risks associated with our compensation policies, practices and plans.
●Reviews and discusses performance evaluations of the CEO and other executive officers.
●Reviews and discusses talent acquisition and talent retention.

Governance Committee
●Oversees Board processes and corporate governance-related risks.
●Monitors our corporate social responsibility and environmental sustainability initiatives.
●Reviews, at least annually, our political strategy, contributions and activities, and oversees compliance with our policies and procedures regarding political contributions and activities.

Management ●Management, together with the Enterprise Risk Council, designs and implements processes by which they assess, monitor and manage the Company’s exposure to major risks.

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Corporate Governance

For those areas in which committees have risk oversight responsibilities, the chairs of the committees regularly report to the full Board regarding the significant risks facing the Company, as identified by management, and the measures undertaken by management to monitor, control and mitigate those risks. A description of the enterprise risks facing us is included in Part I, Item 1A “Risk Factors” in our 2019 Annual Report on Form 10-K.

Assessment of Compensation-Related Risks

Annually, members of our management team conduct an assessment of the risks related to or arising from our compensation policies and practices. The management team reviews and discusses the design of various incentives, plan governance, performance measures, and approval mechanisms of all Total Rewards programs for all associates.

In February 2020, the Compensation Committee reviewed and discussed the management team’s comprehensive assessment of the potential risks related to or arising from our Company-wide compensation programs, policies and practices. As part of its review, the Compensation Committee also noted the following factors that reduce the likelihood of excessive risk-taking:

●	Our overall compensation levels are competitive with the market and structured to deliver a balanced mix of both fixed and variable forms of compensation and long-term and short-term plans.
●	Annual and long-term performance measures used to determine performance-based payouts are directly linked to the financial performance of the Company and aligned with the long-term interests of our shareholders.
●	Awards under our annual incentive plans and performance stock units are capped and are paid on a sliding scale, with the amount earned interpolated for results between threshold and target, and target and maximum. The Compensation Committee has discretion to reduce performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our shareholders. Additionally, the Board maintains a recoupment policy for the clawback of both cash and equity-based incentives in the event of misconduct.
●	Executive officers are subject to significant stock ownership guidelines, holding requirements, and our prohibition on hedging, pledging stock, and short sales.

Based on its review and discussion of the assessment, the Compensation Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on the Company.

Oversight of Cybersecurity and Data Privacy

Information security and privacy are of significant importance to our stakeholders. We operate in a highly regulated industry; federal and state laws and contractual commitments regulate our collection, use and disclosure of confidential information such as protected health information and personally identifiable information. Our success depends on maintaining a high level of trust among consumers, clients, providers, regulators and our associates. Protecting this information is crucial; this is reflected in our Code of Conduct and privacy policies.

Our Board monitors cybersecurity risk along with system migrations, conversions and development. Our Board receives a report at least quarterly from our Chief Information Security Officer regarding our Information Security Program, including cybersecurity risks. Also, the Board periodically receives third-party assessments of our information security. In addition, the Audit Committee receives regular updates on both information security and data privacy, and oversees data privacy, integrity, incident and breach risks.

In addition to Board and Committee oversight and management assessment and monitoring of these risks, we make it a priority to equip associates with the tools and skills needed to support our Information Security Program. We provide annual security-awareness training, which covers timely and relevant topics, including social engineering, phishing, password protection, confidential data protection, asset use, and mobile security. Our comprehensive privacy-incident response and prevention program educates associates on the importance of reporting all incidents immediately. Each incident is reviewed, and action is taken to address issues identified, mitigate any potential impact and assess our obligations to notify consumers, clients, regulators, the media and others.

Detailed information regarding how we implement our Privacy Policy, including our Personal Information Privacy Protection Policy, HIPAA Notice of Privacy Practices and Web Privacy Statement are available at www.anthem.com/privacy.

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Corporate Governance

Corporate Responsibility

Corporate Responsibility Report

Our Corporate Responsibility Report provides information on our environmental, social and governance practices and performance related to our governance, our workplace, community health and the environment. It is prepared in accordance with the GRI Core Reporting Guidelines and is available at www.anthemcorporateresponsibility.com under “GRI”. Our Governance Committee monitors our corporate social responsibility and environmental sustainability initiatives and performance.

Community Presence and Partnering

We are committed to improving lives and communities. Through strategic partnerships and programs, we are addressing the social determinants of health in an effort to create a healthier generation of Americans. Many of our initiatives are carried out by the Anthem Foundation ("our Foundation").

Over $46 million in active grants and sponsorships in 2019 supporting over 4,000 non-profit organizations	Over 100,000 volunteer hours by our associates in 2019 impacting communities across the country	Nearly $8 million donated in 2019 through our associate community engagement programs

Bringing our community program activity to over $54 million in 2019, we supported over 4,000 non-profit organizations that are working to reduce disparities, with a focus on addressing social determinants of health, including food insecurity, housing, transportation and education. Highlights of these initiatives include:

●

Food Insecurity:
Designated as a Leadership Partner by Feeding America, the country’s largest domestic hunger-relief organization, we are supporting the launch of the “Food is Medicine” program through a $1 million grant. Additionally, we are partnering with the Food Trust, bringing the Healthy Food Retail Initiative to key communities to ensure residents have access to nutritious foods.

●

Community Safety & Education:
Since 2012, the American Heart Association and our Foundation have been tracking toward doubling sudden cardiac arrest survival rates and bystander response rates through hands-only CPR training. To date, more than 10.5 million Americans have been trained in hands-only CPR, with 84,000 CPR kits distributed to schools, individuals and businesses and more than 100,000 trained on the training kiosks that we funded.

●

Housing:
Through a continued partnership with the American Lung Association, we engaged more than 10,000 low-income housing residents in smoking cessation programs, reducing secondhand smoke exposure for over 3 million Americans.

●

Access:
Partnering with March of Dimes, we supported maternal health programming in 19 states and reached approximately 14,000 women with direct services. Together, women and providers shared resources on relevant issues including social drivers of health in order to improve birth outcomes and enhance health equity. Additionally, the grant funded maternal health education and awareness efforts.

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Corporate Governance

Environmental Health

As a health benefits company, we recognize the link between environmental health and the health of our consumers and communities. We are committed to continually improving the environmental sustainability of our operations and business activities.

30% reduction of our scope I and II greenhouse gas intensity since baseline 2013, achieving our 2020 goal	32% reduction in water intensity since baseline 2013, achieving our 2020 goal	Commitment to 100% renewable energy by 2025

In 2019, we were the first major health benefits company to join the RE100, a global initiative that brings together influential businesses committed to sourcing 100% renewable energy within the shortest possible time frame. We have committed to source 100% of the electricity we use with wind and solar energy by 2025.

We are also proud of the fact we have met our 2020 greenhouse gas and water reduction goals. We reduced scope I and II greenhouse gas intensity by 30% and water intensity by 32% since baseline year 2013. In 2020, we plan to establish second generation, science-based goals for these same measures. In addition, we surveyed, scored and benchmarked our top supply chain partners for corporate responsibility performance.

Human Capital and Culture

We are committed to fostering an energized workplace where all associates can achieve their full potential and contribute their best work. We believe the highest level of performance is achieved when strategy and culture are aligned. Therefore, shaping culture is a foundational element of our long-term strategy.

Over 61,000 associates participated in Strategy Map sessions that include our Mission, Vision and Values	63% of our managers are women	Over 11,000 associates participate in our nine associate resource groups

In 2019, over 61,000 associates participated in Strategy Map sessions that include our Mission, Vision and Values through in-person and digital events. Beginning in 2019 and running throughout 2020, we are rolling out culture concepts and associate engagement tools to further evolve and strengthen our culture. We regularly survey our associates to assess their engagement and identify areas for improvement. A recent survey we conducted found that over 90% of our associates who participated in the survey understand our purpose and the difference we make to our members and the community.

From an associate development perspective, we offer individual, career and leadership development opportunities so our associates can strengthen their skills and prepare for future growth, including a partnership with College for America that allows our associates to earn a college degree at no cost to them. In 2019, we invested a significant amount in human capital development, averaging 26 hours of training and development per associate.

Our commitment to a diverse workforce begins with our Board of Directors. Our Board is diverse in both gender and ethnicity, as 40% of our directors are women and 40% are ethnically diverse. Across our workforce, 76% of our associates are women and 48% are ethnically diverse, while 63% of our managers are women and 29% are ethnically diverse. Our associates’ diverse cultural insights, perspectives and experiences help us as we seek to ensure access to high-quality, affordable healthcare for those we serve. Furthermore, we promote our inclusive culture via associate resource groups, unconscious-bias education and cultural competency training. We partnered with an independent third party a few years ago to conduct a complex gender pay equity analysis and have continued to employ pay practices and monitoring tools to ensure that we remain a champion of pay equity for all associates.

Our sustained commitment to these values has garnered external recognition that highlights our accomplishments in such areas as employment of veterans and people with disabilities, inclusive environments for LGBTQ associates, and advancement opportunities for women and minorities.

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Corporate Governance

Consumer Health Initiatives

We are committed to creating a simpler, more accessible and more affordable healthcare experience for our consumers and their families. We advance innovative solutions that improve the everyday lives of our diverse consumer population.

Launch of IngenioRx, our new pharmacy benefits manager	Over 60% of our healthcare spending in 2019 was in value-based care models	Use of Live Health Online, our telehealth solution, grew by nearly 40% in 2019

We are implementing programs that make healthcare more accessible and affordable. Examples include:

●	The successful launch of IngenioRx, our new pharmacy benefits manager, which is key to our strategy to integrate pharmacy with medical and behavioral health as part of whole person care;
●	Partnering with healthcare providers through value-based care arrangements; over 60% of our healthcare spending in 2019 was in value-based care models;
●	Live Health Online, our convenient telehealth service available 24-hours a day, year-round, including holidays; the number of registered members grew by nearly 40% in 2019 as compared to 2018;
●	Total Health Total You, our integrated, end-to-end, digital-first clinical model that uses both artificial intelligence and machine learning to engage members with emerging risks;
●	Our Sydney mobile application, which provides wellness incentive packages, health and wellness content, telehealth services and full integration with our electronic health record, with more than 625,000 downloads since its launch in October 2019; and
●	Essential Extras benefit for Individual Medicare Advantage plans, which provides coverage for services such as healthy food delivery, transportation, home assistance and alternative medicine.

Code of Conduct

We have adopted a Code of Conduct (the “Code”) for our directors, executive officers and other associates. The purpose of the Code is to focus on areas of ethical risk, provide guidance in recognizing and dealing with ethical issues, provide mechanisms to report unethical conduct and help foster a culture of honesty and integrity. By understanding and following the Code, our associates help safeguard our integrity and reputation as an ethical, caring company. The Code is posted on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents.”

Everyone is required to act in accordance with the requirements of the Code. Waivers of the Code for any director, our Chair, our President and CEO, our Chief Financial Officer and our other executive officers may only be made by the Board or by a Board committee composed of independent directors. Any such waiver and any amendment to the Code will be posted on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents” and otherwise disclosed as required by law. During 2019, there were no waivers of the Code for any of our directors, our Chair, our President and CEO, our Chief Financial Officer or any of our other executive officers.

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Corporate Governance

Shareholder Engagement

Building positive relationships with our shareholders is critical to our long-term success. For this reason, we spend significant time meeting with our shareholders, listening to their concerns and responding to their feedback. As described below, we engaged with our largest shareholders, representing a majority of our outstanding shares of common stock in the aggregate, through our robust outreach and engagement program in 2019.

In addition, our management team regularly meets with shareholders to discuss our strategic plan, consolidated business results and capital structure, and other topics of interest to shareholders. We also participate in numerous investor conferences throughout the year. We value our relationship with our shareholders and believe that we strengthen our ability to lead the Company by constructively discussing our business and strategy.

We were pleased that our shareholders overwhelmingly approved the non-binding advisory vote on our executive compensation in 2019, as approximately 94% of votes cast were voted in favor of the proposal. Nevertheless, we continue to examine our executive compensation program to assure alignment between the interests of our executive officers and our shareholders.

Communications with the Board

Individuals may communicate with the Board by submitting an email to our Board at this address: boardofdirectors@anthem.com. Communications that are intended specifically for non-management directors or any individual director should be sent to the e-mail address above to the attention of the Board Chair. Individuals may also communicate with the Board by submitting a letter to our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204.

In addition, individuals may communicate with the Chair of the following committees by submitting an e-mail to:

●	Chair of the Audit Committee: auditchair@anthem.com
●	Chair of the Compensation Committee: compensationchair@anthem.com
●	Chair of the Governance Committee: governancechair@anthem.com

The process for collecting and organizing communications, as well as similar or related activities, has been approved by our independent directors. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board has requested that certain items which are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, junk mail and mass mailings, medical claims inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any such unsuitable communication is made available to any director upon request.

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Corporate Governance

Board Structure

Board Leadership Structure

Elizabeth E. Tallett currently serves as the independent Chair of the Board and has held that position since May 2018. The Board has the flexibility to establish a leadership structure that works best for the Company at a particular time and reviews that structure periodically. Currently, the positions of Chair of the Board and CEO are held by two different people. Our Corporate Governance Guidelines require that our independent directors elect a Lead Director annually when the positions of Chair and CEO are filled by the same person or when the Chair is not an independent director. There is currently no Lead Director because we have an independent Chair. The Board also recognizes the important leadership roles played by the Chair of each of the committees of the Board. The Board evaluates its leadership structure from time to time and changes it as circumstances warrant.

Director Independence

Our Board has adopted standards to assist it in making determinations of independence and determining whether or not a director or director nominee has a material relationship with us. These standards are available on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents.” Our Board has determined that all of our directors and director nominees, other than Ms. Boudreaux, meet these standards, have no material relationship with us and are “independent” as defined by the New York Stock Exchange (“NYSE”) listing standards and the rules of the SEC.

Board Meetings, Executive Sessions and Attendance

During 2019, the Board held six meetings. The non-employee directors met in executive session without management at all in-person meetings. Our Board committees also conduct executive sessions that are presided over by the Chair of the respective committee. Each director attended at least 75% of the total meetings of the Board and each committee on which he or she served that were held when he or she was a director or committee member.

Our policy is that Board members are expected to attend each annual meeting of shareholders. With the exception of one Board member, all members of the Board then in office attended our 2019 annual meeting of shareholders.

Standing Committees of the Board

There are three standing committees of the Board. From time to time, the Board, in its discretion, may form other committees. The following table provides membership information for each of the Board standing committees as of March 27, 2020, including each independent Chair.

Directors	Audit Committee	Compensation Committee	Governance Committee
Gail K. Boudreaux
R. Kerry Clark	✓
Robert L. Dixon, Jr.		✓	✓
Lewis Hay, III		Chair	✓
Julie A. Hill		✓	Chair
Bahija Jallal	✓
Antonio F. Neri	✓
Ramiro G. Peru	Chair
Ryan M. Schneider	✓
Elizabeth E. Tallett		✓	✓

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Corporate Governance

Set forth below are the primary responsibilities of each of the standing committees as described more fully in their charters, which are available on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents.”

Audit Committee
Ramiro G. Peru – Chair Members: R. Kerry Clark Bahija Jallal Antonio F. Neri Ryan M. Schneider Meetings in 2019: 8

Principal Responsibilities:

●The Audit Committee represents and assists the Board in its oversight of our accounting, financial reporting and internal controls over financial reporting.
●In its oversight of our financial statements and the independent audit thereof, the Audit Committee is responsible for the selection, evaluation and, where deemed appropriate, replacement of the independent registered public accounting firm, and for the evaluation of the independence of the independent registered public accounting firm.
●The Audit Committee is also directly involved in the selection of the auditor’s lead engagement partner.
●The Audit Committee is also responsible for the oversight of our compliance program and Code of Conduct, as well as assisting the Board in overseeing the processes by which we assess, monitor and manage our exposure to major risks. The Chief Compliance Officer facilitates our compliance program and reports independently to the Audit Committee. The Audit Committee regularly receives a detailed report from the Chief Compliance Officer regarding our compliance program activities.
●The Audit Committee also oversees our capital structure and our capital allocation and investment strategies.

See “Audit Committee Matters — Audit Committee Report” and “Corporate Governance — The Board’s Role and Responsibilities — Board Role in Risk Oversight.”

The Audit Committee met separately at each in-person meeting during 2019 with executive management (including the General Counsel), the head of internal audit, the Chief Risk Officer, the Chief Compliance Officer, the Chief Financial Officer and the independent registered public accounting firm.

The Board has determined that each of the members of the Audit Committee is “independent” as defined by the rules of the SEC and the NYSE listing standards and that each of the members is an “audit committee financial expert” as defined by the SEC’s rules.

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Compensation Committee
Lewis Hay, III – Chair Members: Robert L. Dixon, Jr. Julie A. Hill Elizabeth E. Tallett Meetings in 2019: 7

Principal Responsibilities:

●The Compensation Committee assists the Board in discharging its responsibilities relating to compensation and benefits provided to our executive officers (which are determined by the Compensation Committee in its sole discretion), including overseeing an assessment of the risks related to our compensation policies and practices. See “Corporate Governance — The Board’s Role and Responsibilities — Board Role in Risk Oversight — Assessment of Compensation-Related Risks.”
●The Compensation Committee sets the compensation level of our CEO and other executive officers based on an evaluation of the executive’s performance in light of our goals and objectives.
●The Compensation Committee may take into consideration when setting the compensation levels of the executive officers (other than the CEO) any recommendations of the CEO with respect to the other executive officers.
●In addition, the Compensation Committee has directly engaged Semler Brossy Consulting Group LLC (“Semler Brossy”), an outside compensation consultant, to assist in the evaluation of CEO and executive officer compensation, as authorized under its charter. Semler Brossy reports directly to the Compensation Committee, participates regularly in Compensation Committee meetings and advises the Compensation Committee with respect to compensation trends and best practices, plan design and the reasonableness of individual compensation awards. Semler Brossy does not provide any other services to the Company. The Compensation Committee assessed the independence of Semler Brossy pursuant to, and based on the factors set forth in, the SEC’s and NYSE’s rules and concluded that no conflict of interest exists that would prevent Semler Brossy from independently advising the Compensation Committee.

All members of the Compensation Committee are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “independent” within the meaning of the NYSE listing standards. None of the Compensation Committee members is or has been an officer or employee of the Company or was involved in a relationship requiring disclosure as an interlocking director or under Item 404 of Regulation S-K.

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Corporate Governance

Governance Committee
Julie A. Hill – Chair Members: Robert L. Dixon, Jr. Lewis Hay, III Elizabeth E. Tallett Meetings in 2019: 5

Principal Responsibilities:

●The Governance Committee assists the Board in discharging its responsibilities relating to Board composition and evaluations, non-employee director compensation and corporate governance by identifying and recommending individuals for nomination as members of the Board, recommending to the Board the overall non-employee director compensation policy and developing and recommending to the Board a set of corporate governance guidelines.
●The Governance Committee also is responsible for reviewing, at least annually, our political strategy, contributions and activities, including our Annual Report on Political Contributions and Related Activities, and overseeing compliance with our policies and procedures regarding political contributions and activities.
●In addition, the Governance Committee monitors our corporate social responsibility and environmental sustainability initiatives, including our Corporate Responsibility Report, which is prepared in accordance with the GRI Core Reporting Guidelines.
●The Governance Committee has directly engaged Compensation Advisory Partners LLC (“CAP”), an outside compensation consultant, to assist in the evaluation of director compensation, as authorized under its charter. CAP reports directly to the Governance Committee. During 2019, CAP advised the Committee with respect to director compensation trends and best practices, plan design and the reasonableness of director compensation. CAP does not provide any other services to the Company. The Governance Committee assessed the independence of CAP pursuant to, and based on the factors set forth in, the SEC’s and NYSE’s rules and concluded that no conflict of interest exists that would prevent CAP from independently advising the Governance Committee.

The Board has determined that each of the members of the Governance Committee is “independent” as defined by the NYSE listing standards.

Board Practices, Processes and Policies

Corporate Governance Policies and Practices

Our corporate governance policies reflect our goal of adopting leading governance practices to promote a high level of performance from the Board and management. We believe our corporate governance practices promote the long-term interests of our shareholders and strengthen Board and management accountability.

Among the practices we adhere to are the following:

Board Independence	●Independent Chair of the Board ●Nine out of ten directors are independent ●Only independent directors serve on the Audit, Compensation and Governance Committees
Board Diversity
●Four out of ten directors are women
●Seven out of ten directors are gender and/or ethnically diverse
●Balanced director tenure, with the average tenure being approximately 7 years
●Board composition is also diverse in age, geographic location, skills and experiences

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Shareholder Rights
●Proxy access for shareholder-nominated director nominees
●Majority voting for uncontested director elections, with directors who fail to receive a majority vote required to tender their resignation for consideration by the Board
●No supermajority voting requirements in our Articles of Incorporation
●Opted out of the Indiana Control Share Acquisition Statute
●Shareholders have the right to call a special meeting of shareholders
●Shareholders can amend our Bylaws, except for those provisions required by our licenses with the BCBSA
●Long-standing practice of shareholder engagement on governance, compensation and sustainability issues

Other Leading Governance Practices
●Annual Board, committee and individual director performance evaluations, including evaluations led by an external party
●Board oversees director refreshment and succession planning and executive officer succession planning, addressing both emergency and long-term succession
●Directors are not eligible for election if 72 years of age or older
●Directors may serve on no more than three other public company boards
●Our CEO may serve on no more than one other public company board
●Rotation of lead partner of our independent registered public accounting firm at least every five years
●The Board and its committees have the authority to engage consultants and advisors at our expense
●Executive sessions of independent directors are held at each in-person Board meeting
●Strong compensation governance practices as discussed in the Compensation Discussion & Analysis
●Board and committee oversight of risk, including risks relating to financial reporting, compensation practices and cybersecurity
●The Board encourages directors to participate in continuing education programs and reimburses directors for the expense of such participation
●Several avenues for shareholders to communicate with the Board and management, including periodic investor days, earnings release conference calls and dedicated email addresses for the Board and for the committee chairs

Due to our existing contractual obligations with the BCBSA, we are required to maintain a classified board structure. Our Articles of Incorporation provide that we will declassify the Board if the BCBSA requirement for a classified board is no longer applicable to us.

Current versions of the following documents are available on our website at www.antheminc.com, under “Investors — Corporate Governance — Governance & Corporate Documents,” and “About Anthem, Inc. — Public Affairs — Political Contributions.”

Governance Documents at www.antheminc.com
●Articles of Incorporation
●Bylaws
●Corporate Governance Guidelines
●Standards of Director Independence
●Code of Conduct
●Insider Trading Policy
●Board Committee Charters
●Annual Report on Political Contributions and Related Activities

We will continue to assess and refine our corporate governance practices and share them with you.

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Corporate Governance

Director Evaluation Process

Board, committee and individual director evaluations play a critical role in ensuring the effective functioning of our Board. Each year our Board conducts a rigorous evaluation process, including an evaluation of the full Board, committee evaluations, director self-evaluations and peer evaluations. The evaluation process is multi-faceted and can be summarized as follows:

Solicitation
Board, committee and individual director performance evaluations:
●Board evaluation facilitated by the Chair of the Governance Committee and an external party
●Individual director assessments are facilitated by an external party
●Committee evaluations are conducted for each of the committees upon which directors serve

Evaluation and Assessment
Directors provide feedback regarding the Board, committees and peers:
●Evaluation of Board membership
●Exploration of Board member behaviors as compared to those of effective boards
●Assessment of meetings, materials and Board deliberations
●Examinations of key functions, including those that maximize shareholder value

Board Review
●Summary of Board and committee evaluations, in addition to individual director feedback, provided to the Board
●Chairs of each of the committees lead a discussion of committee evaluation results
●External party communicates the results of the individual director assessments to the Board, as well as the individual directors

Incorporation of Feedback	●Follow-up items are addressed at subsequent Board or committee meetings ●As appropriate, Board and committee action plans are prepared to address issues

Director Orientation and Continuing Education

All new directors on our Board receive an orientation to the Company and training that is individually tailored, taking into account the director’s experience, background, education and committee assignments. Our new director orientation program is led by members of senior management, in consultation with the Chair of our Board, and covers a review of our business segments, strategic plans, financial statements and policies, risk management framework, regulatory matters, our internal and external auditors, corporate governance and key policies and practices (including our Code of Conduct), as well as the roles and responsibilities of our directors.

Continuing education occurs at Board and committee meetings, with specific topics of interest covered by management or outside experts. Information on director education programs that might be of interest on developments in our industry, corporate governance, regulatory requirements, the economic environment, and other matters relevant to their duties as a director of our Company are made available to directors. The Board encourages directors to participate in continuing education programs and reimburses directors for the expense of such participation.

Review and Approval of Transactions with Related Persons

Policy

The Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and “related persons” (directors and executive officers, shareholders owning five percent or greater of our outstanding common stock, or their immediate family members). The policy covers any transaction in which we are a participant that involves amounts exceeding $120,000 in any calendar year and in which a related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity).

Related person transactions must be approved or ratified by the Governance Committee of the Board. In considering the transaction, the Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances

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Corporate Governance

and the extent of the related person’s interest in the transaction. The policy includes several categories of standing pre-approved transactions, including, but not limited to, transactions involving competitive bids, certain banking-related services and certain transactions involving amounts not in excess of the greater of $1 million or 2% of the other company’s total annual gross revenues. The Governance Committee periodically reviews and assesses ongoing transactions to confirm that the transactions comply with the Governance Committee’s guidelines and remain appropriate.

Current Transactions

Dr. William Long, the brother-in-law of R. Kerry Clark, one of our directors, is the physician owner of a medical provider that serves our members in New York. Anthem and its subsidiaries paid this provider approximately $475,000 for services provided to individuals covered by Anthem for the year ended December 31, 2019. Mr. Clark has no ownership interest in this provider and is not involved with the provider-payer arrangement between Anthem and the provider. In addition, the amounts paid to this provider are pursuant to a standard fee schedule for all similarly-situated providers in New York. The Governance Committee approved and continues to monitor this arrangement consistent with the above policy.

In the ordinary course of business, we may, from time to time, engage in transactions with other companies whose officers or directors are also our directors. Transactions with such companies are conducted on an arm’s length basis, and in 2019, all of these transactions came within the pre-approval procedures of the Governance Committee consistent with the above policy.

Compensation of Non-Employee Directors

Process

The compensation of our non-employee directors is paid in the form of annual retainers for Board members and committee chairs and annual stock awards. An annual retainer is also paid when the Chair of the Board is not an employee or there is a Lead Director. In addition, pro-rata stock awards are granted to non-employee directors who join the Board mid-year. A pro-rata stock award was granted to Mr. Schneider upon joining the Board, as indicated in the chart below. Our 2019 compensation for non-employee directors was as follows:

Compensation Element	2019
Annual Retainer – Cash Portion	$125,000
Annual Retainer – Company Stock Portion	$195,000
Annual Committee Chair Retainers
●Audit Committee	$30,000
●Compensation and Governance Committees	$20,000
Annual Retainer for Non-Executive Chair of the Board, if any	$240,000
Annual Retainer for Lead Director, if any	$35,000

Ms. Boudreaux, as an employee director, does not receive any compensation for her service as a director. Ms. Boudreaux’s compensation for 2019 is shown in the Summary Compensation Table.

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Corporate Governance

Directors’ Compensation Table

The compensation actually paid to our non-employee directors for service during 2019 was as follows:

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
R. Kerry Clark	$125,237		$194,763	$10,841	$330,841
Robert L. Dixon, Jr.	$125,237		$194,763	$24,519	$344,519
Lewis Hay, III	$145,237		$194,763	$3,605	$343,605
Julie A. Hill	$145,237		$194,763	$31,383	$371,383
Bahija Jallal	$125,237	(4)	$194,763	$0	$320,000
Antonio F. Neri	$125,237		$194,763	$0	$320,000
Ramiro G. Peru	$155,237		$194,763	$26,383	$376,383
George A. Schaefer, Jr.	$46,703		$0	$62,618	$109,321
Ryan M. Schneider	$31,264		$124,466	$1,000	$156,730
Elizabeth E. Tallett	$359,632		$194,763	$10,000	$564,395
(1)	In addition to annual Board and committee retainer fees, amounts include $236.55 paid in cash to each non-employee director then serving or elected at the 2019 annual meeting of shareholders, which represents cash payments in lieu of issuing fractional shares in connection with the annual grant of phantom shares of our common stock received on the date of our annual meeting of shareholders. Amounts also include $13.77 for Mr. Schneider for a cash payment in lieu of issuing a fractional share in connection with his pro-rata annual stock grant upon joining the Board.
(2)	The amounts in this column reflect the grant date fair value of stock awards issued to each non-employee director during the year ended December 31, 2019, in accordance with Accounting Standards Codification Topic 718, “Compensation — Stock Compensation” (“ASC Topic 718”). Each non-employee director received 753 deferred shares of our common stock for the annual retainer grant of shares of our common stock on the date of our annual meeting of shareholders (May 15, 2019). The deferred shares will be converted into common stock upon the lapse of the deferral period. See also “— Board Equity Compensation and Stock Ownership Guidelines.” The grant date fair value for the 2019 stock awards is calculated by multiplying the closing price of our common stock on the NYSE on the date of grant by the number of shares in the stock award. Amounts include $124,466 for Mr. Schneider, in connection with his pro-rata annual stock grant upon joining the Board. As of December 31, 2019, each non-employee director had the following number of deferred shares under our Board of Directors’ Deferred Compensation Plan (“Board Deferred Compensation Plan”) for all years of service as a director:

Director	Deferred Shares (as of 12/31/19)
R. Kerry Clark	6,562
Robert L. Dixon, Jr.	4,906
Lewis Hay, III	8,429
Julie A. Hill	32,924
Bahija Jallal	1,710
Antonio F. Neri	1,847
Ramiro G. Peru	4,906
George A. Schaefer, Jr.	0
Ryan M. Schneider	522
Elizabeth E. Tallett	7,814
No non-employee directors currently have any stock options outstanding. The deferred shares for each current director are included in the Security Ownership of Certain Beneficial Owners and Management — Stock Held by Directors, Nominees and Executive Officers table on page 74.
(3)	Includes: (i) matching charitable contributions made by our Foundation on behalf of Messrs. Clark, Dixon, Hay, Peru, Schaefer and Schneider and Mses. Hill and Tallett (see “— Matching Gift Program”); (ii) dividend equivalents paid on directors’ deferred shares that vested in 2019 of $21,383 each to Messrs. Dixon, Peru and Schaefer and Ms. Hill; and (iii) dividend equivalents of $31,235 paid to Mr. Schaefer upon his retirement from the Board. This column does not include perquisites received by a director to the extent the amount of all such perquisites received by such director was less than $10,000.
(4)	All of Ms. Jallal’s 2019 cash compensation was deferred by her pursuant to the Board Deferred Compensation Plan, other than amounts paid in cash in lieu of a fractional share.

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Corporate Governance

Anthem Board of Directors’ Deferred Compensation Plan

Cash fees paid to directors may be deferred under the Board Deferred Compensation Plan, which provides a method of deferring payment until a date selected by the director. Deferred cash fees accrue interest at a declared interest rate, which is determined on January 1 of each year and is the average of the 10-year U.S. Treasury Note monthly average rates for the 12-month period ending on September 30 of the previous year, plus 150 basis points, but not to exceed 120% of the applicable federal long-term rate, with compounding. Fees paid to non-employee directors in our common stock may also be deferred under the Board Deferred Compensation Plan for a period longer than the minimum deferral period discussed below, with the cash dividends accruing during the deferral period and paid in cash at the end of the deferral period. Fees paid in stock and deferred under the Board Deferred Compensation Plan are distributed in stock pursuant to their election under the plan.

Matching Gift Program

Directors are eligible to participate in our Foundation matching gift program. Under this program, our Foundation matches 100% of charitable donations to qualified entities up to a maximum of $10,000 per year for each director.

Board Equity Compensation and Stock Ownership Guidelines

For 2019, each non-employee director then in office received, subject to the deferral described below, an annual grant, on the date of our annual meeting of shareholders, of the number of shares of our common stock equal to $195,000, with the amount of any fractional share paid in cash. In 2019, each such non-employee director received 753 deferred shares based on the market price of $258.65 per share pursuant to this grant. In connection with his appointment as director, Mr. Schneider received a pro-rata grant of 522 deferred shares based on the market price of $238.44 on the date of grant. Each grant of common stock is deferred for a minimum of five years from the date of grant (or in the case of grants made after the annual meeting of shareholders, five years from the date of the annual meeting of shareholders that immediately precedes the date of grant). The shares of common stock, along with the cash dividends accrued thereon, will not be distributed until the earlier of the expiration of such deferral period or the date on which a director ceases to be a member of the Board.

In addition, each non-employee director has an obligation to own at least $625,000 of our common stock by no later than the fifth anniversary of the date such director became a member of the Board. For the purpose of this requirement, all shares directly owned and deferred shares are included in the calculation. Each of our non-employee directors owned sufficient shares to either meet, or be on track to meet, his or her ownership requirement as required under the guidelines, based on the average closing price of $277.77 during 2019.

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Executive Officers of the Company

The following is biographical information and ages for our executive officers and Chief Accounting Officer as of March 27, 2020:

Name and Position	Age
Gail K. Boudreaux President and Chief Executive Officer	59	See the biographical information under “Nominees for Director” on page 15.
John E. Gallina EVP and Chief Financial Officer	60	Mr. Gallina has served as our Executive Vice President and Chief Financial Officer since June 2016. Mr. Gallina joined Anthem in 1994 and has held a variety of leadership roles across the organization. Prior to his current role, Mr. Gallina served as Anthem’s Chief Financial Officer for the Commercial and Specialty Business Division from December 2015 to June 2016, and as Senior Vice President and Chief Accounting Officer from December 2013 to December 2015. Other leadership positions held during his tenure include Senior Vice President, Chief Accounting Officer and Chief Risk Officer from May 2011 to December 2013, while also holding the title of Controller from May 2011 to August 2013. Before joining the Company, Mr. Gallina spent 12 years with Coopers & Lybrand in various positions, including as an Audit Senior Manager.
Peter D. Haytaian EVP and President, Commercial and Specialty Business Division	50	Mr. Haytaian has served as our Executive Vice President and President of the Commercial and Specialty Business Division since March 2018. From June 2014 until March 2018, Mr. Haytaian served as our Executive Vice President and President of the Government Business Division. Mr. Haytaian joined the Company in December 2012 with our acquisition of Amerigroup Corporation (“Amerigroup”) and served as President of our Medicaid business from August 2013 until June 2014. From 2005 to 2013, Mr. Haytaian held several leadership positions with Amerigroup, including serving as Chief Executive Officer of the North Region for Amerigroup’s Medicaid business from December 2012 until August 2013. Mr. Haytaian has extensive experience leading Medicare and Medicaid programs with Amerigroup and, prior thereto, with Oxford Health Plans, Inc. (health insurance).
Gloria M. McCarthy EVP and Chief Administrative Officer	67	Ms. McCarthy has served as our Executive Vice President and Chief Administrative Officer since 2013. She was Executive Vice President of Enterprise Execution and Efficiency from 2012 to 2013. Prior to that appointment, she served as Executive Vice President, Office of the CEO from February 2012 to October 2012, as Senior Vice President for Operational Excellence from 2008 to February 2012, as Senior Vice President of Service Operations from 2006 to 2008 and as Senior Vice President and Chief Operating Officer of our East Region from 2005 to 2006. Prior to our acquisition of WellChoice, Inc. (“WellChoice”) in 2005, Ms. McCarthy served as Executive Vice President and Chief Operating Officer of WellChoice.
Felicia F. Norwood EVP and President, Government Business Division	60	Ms. Norwood has served as our Executive Vice President and President of the Government Business Division since June 2018. Prior to joining us, she was Director of The Department of Healthcare and Family Services for the State of Illinois from January 2015 to June 2018. Prior to that appointment, Ms. Norwood served as President of the Mid-America Region for Aetna, Inc. (health insurance) from January 2010 until May 2013.
Prakash Patel, M.D. EVP and President, Diversified Business Group	53	Dr. Patel has served as our Executive Vice President and President, Diversified Business Group since August 2018. Prior to joining us, Dr. Patel was Chief Operating Officer and President, GuideWell Health for GuideWell Mutual Holding Corporation (not-for-profit mutual holding company) from January 2015 to August 2018. Prior to that, Dr. Patel was Chief Executive Officer of Access MediQuip (AMQ) (provider of surgical implant management solutions) from January 2011 to November 2014. From April 2005 to December 2010, Dr. Patel held various positions with Magellan Health Services (healthcare services), the most recent being Chief Corporate Development Officer.

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Executive Officers of the Company

Name and Position	Age
Leah Stark EVP and Chief Human Resources Officer	43	Ms. Stark has served as our Executive Vice President and Chief Human Resources Officer since January 2019. From July 2016 to June 2018, she held the position of Chief Human Resources Officer and Head of Procurement of General Cable Corporation (telecom cable systems company). Prior to that, beginning in March 2006, Ms. Stark held a variety of leadership roles at Whirlpool Corporation (home appliance company), with her most recent roles as Senior Director, Global Human Resources from August 2015 until July 2016 and as Head of Human Resources, North Asia & Whirlpool China Co. Ltd from November 2013 until August 2015.
Thomas C. Zielinski EVP and General Counsel	69	Mr. Zielinski has served as our Executive Vice President and General Counsel since June 2014, and as Interim General Counsel from February 2014 to June 2014. Prior to joining us, Mr. Zielinski was a partner in the law firm of Morgan Lewis & Bockius, LLP since 2013. He served as Executive Vice President and General Counsel of Coventry Health Care, Inc. (“Coventry”) (health insurance) from 2007 to 2013 and as Senior Vice President and General Counsel from 2001 to 2007. Prior to joining Coventry, Mr. Zielinski spent 19 years at the law firm of Cozen & O’Connor, P.C.
Ronald W. Penczek SVP and Chief Accounting Officer	55	Mr. Penczek has served as our Senior Vice President and Controller since November 2015 and as our Chief Accounting Officer since December 2015. He served as our Vice President and Controller from August 2013 to November 2015. Prior to that appointment, Mr. Penczek served as Vice President and Assistant Controller from January 2008 to August 2013 and in various other roles in our finance department from February 2006 until January 2008. Before joining us, Mr. Penczek was a Staff Vice President with CNA Insurance from 2000 to 2005 and had various positions with PricewaterhouseCoopers LLP from 1992 to 2000, including as a Manager.

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Executive Compensation

PROPOSAL 2 Advisory Vote to Approve the Compensation of Our Named Executive Officers

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement and in compliance with Section 14A of the Exchange Act.

Our executive compensation program is designed to attract, engage, motivate, and retain a talented team of executive officers and to appropriately reward those executive officers for their contributions to our business, our customers, and our shareholders. Our Total Rewards program emphasizes performance-based compensation, and the majority of our CEO’s and other NEOs’ compensation is variable based on overall long-term Company performance. Our Total Rewards program contains financial and strategic goals, and the value of equity-based awards will depend on our long-term stock price performance. In considering your vote, we invite you to read the “Compensation Discussion & Analysis,” along with the tables and narrative discussion, beginning on page 39 for additional details about our executive compensation program, including information about the fiscal year 2019 compensation of our NEOs.

This proposal gives our shareholders the opportunity to express their views on our NEOs’ compensation (“Say-on-Pay”). The Say-on-Pay vote is not intended to approve any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we recommend that our shareholders vote “for” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the compensation tables and the other related disclosures.”

The Say-on-Pay vote is advisory, and therefore not binding on the Company, our Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders, and to the extent that there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR Proposal 2, the advisory vote to approve the compensation of our Named Executive Officers.

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Executive Compensation

Compensation Discussion & Analysis

This Compensation Discussion & Analysis (“CD&A”) describes our executive compensation program, our pay-for-performance compensation philosophy, the emphasis on creating long-term shareholder value, and the methodology and governance process the Compensation Committee (the “Committee”) used to align compensation-related actions to Company performance in 2019. Also included are highlights of changes we have made to select programs in 2020 that are consistent with our philosophy and executive compensation objectives.

The CD&A focuses on our CEO, our CFO, and the three other most highly compensated executive officers for 2019 (our “NEOs”), who are:

Gail K. Boudreaux President and Chief Executive Officer (CEO)	John E. Gallina Executive Vice President and Chief Financial Officer (CFO)	Peter D. Haytaian Executive Vice President and President of Commercial and Specialty Business Division	Gloria M. McCarthy Executive Vice President and Chief Administrative Officer	Felicia F. Norwood Executive Vice President and President of Government Business Division

Executive Summary

Executive Compensation Philosophy and Program Objectives

The Committee oversees our compensation program for our executive officers, including our NEOs, and determines their compensation. Our executive compensation program, which we refer to as Total Rewards, is designed to:

●	Attract, engage, motivate, retain, and appropriately reward executives for their contributions to our business, our customers, and our shareholders
●	Closely align executive interests and rewards with those of our shareholders
●	Recognize the need for a balance between executive rewards and the expectations of our stakeholders (customers, shareholders, providers, and associates)
●	Drive the achievement of the Company’s mission, vision, values, and strategy
●	Deliver compensation that is commensurate with Company and individual performance within the context of the external market

Our programs are intended to be generally consistent in design and in aggregate size with market and good corporate governance practices	We consider both external competitiveness and internal equity in the operation and administration of these programs	These objectives are extended beyond the executive ranks to include all associates and are intended to promote the Company’s culture, as well as enhance teamwork and equitable treatment

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Executive Compensation

A foundation of our strategy is to deliver on our commitments to those we serve. It is important that pay for our most senior leaders reflect their performance in delivering on those commitments.

In order to achieve these objectives, we structure our compensation program in a manner that emphasizes the long-term performance of the Company by focusing on our mission, our vision, and our values:

Our Mission
Improving Lives and Communities. Simplifying Healthcare. Expecting More.
Our Vision
Be the most innovative, valuable, and inclusive partner.
Our Values
Leadership	Community	Integrity	Agility	Diversity
Redefine what’s possible	Committed, connected, invested	Do the right thing, with a spirit of excellence	Deliver today—transform tomorrow	Open your hearts and minds

2019 Performance Highlights

Notable highlights for 2019 include strong financial and operational performance, as evidenced by the following results:

Total Operating Revenue ($ in billions)		Net Income Per Diluted Share		Adjusted Net Incomed Per Diluted Share*
2.6%	12.9%	1.1%	30.2%	32.0%	22.3%
Increase 2017-2018	Increase 2018-2019	Decrease 2017-2018	Increase 2018-2019	Increase 2017-2018	Increase 2018-2019

*	Please refer to the GAAP reconciliation table in Annex A for information on Adjusted Net Income Per Diluted Share.

●	Medical membership grew by 1.1 million members to 41 million members as of December 31, 2019.
●	Total Operating Revenue growth of 12.9% was driven by growth in core businesses.
●	Income before income tax expense increased by 18.1% to $6.0 billion for 2019, as compared to $5.1 billion for 2018, while Operating Gain increased by 10.6% to $6.0 billion for 2019, as compared to $5.4 billion for 2018. Please refer to the GAAP reconciliation table in Annex A for information on Operating Gain.
●	Our closing stock price increased by approximately 15% from $262.63 on December 31, 2018 to $302.03 on December 31, 2019. In addition, the Company paid cash dividends totaling $3.20 per share in 2019.
●	We successfully launched IngenioRx, our pharmacy benefits manager.
●	Anthem was named to the 2019 Dow Jones Sustainability Index for the second consecutive year and ranked 7th on the Forbes Just 100 list for 2020, which was the highest-ranking company in the healthcare providers category.
●	Our strong performance is reflected in the compensation that our NEOs earned for 2019.

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Executive Compensation

Compensation Governance Practices

The Committee maintains what it believes are leading practices for executive compensation, each of which reinforces the Company’s compensation philosophy and objectives. Below is a summary of these practices:

What We Do
✓Rigorous establishment and oversight of incentive measures, goals, and pay/performance relationship
✓Significant director and executive stock ownership requirements and holding restrictions
✓Clawback policy for executive officers’ incentive compensation, including for reputational harm
✓Double-trigger change-in-control provisions
✓No dividends paid on stock units until they vest
✓Limited executive perquisites

What We Do Not Do
✕No re-pricing of stock options or stock appreciation rights without shareholder approval
✕No excise tax gross-ups
✕No short sales, hedging or pledging of our stock is permitted by any director or associate, including our executive officers
✕No compensation plans which encourage excessive risk taking

Shareholder Engagement and Recent Say-on-Pay Results

We have a longstanding practice of engaging with our shareholders on executive compensation matters. During 2019 our management engaged with our largest shareholders, representing a majority of our outstanding shares of common stock, and offered to discuss a broad range of topics, including executive compensation. The Committee considers comments and input provided by shareholders when determining the compensation of our NEOs. At the 2019 annual meeting of shareholders, approximately 94% of votes cast were voted in favor of the proposal on the advisory vote on the compensation of our NEOs, commonly referred to as the “Say-on-Pay” vote.

In addition, the Committee annually reviews a report from our independent compensation consultant regarding:

●	market trends relating to the design of our Total Rewards program,
●	outcomes from the recent Say-on-Pay voting results and proxy advisor policy changes, and
●	other trends in executive compensation.

As a result of this ongoing practice, the Committee approved several changes to our Total Rewards program in an effort to continue to promote the performance-based and long-term shareholder value creation elements of our incentive plans and the adoption of good governance policies.

Key Changes Made in 2019 in Our Compensation Programs

Annual Incentive Plan	Introduced a relative peer modifier that would increase or decrease AIP funding based on relative performance against our direct peers on Operating Gain growth and Total Revenue growth to ensure our NEOs focus on outperforming the companies in our market
See page 47
Long-Term Incentive Plan Awards – Performance Stock Units (“PSUs”)	Modified the risk/reward profile for our target and maximum goals to be consistent with the payout percentages in place prior to our business optimization initiative described on page 51, with a maximum award of 200% and target set at 100%
See page 49
Recoupment Policy	Added reputational risk as a reason to “clawback” incentive compensation to the existing policy to align with market practices See page 54

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Executive Compensation

Compensation Decision Making Process

Compensation Decision Making Process and Key Considerations

A Unified Approach to Bring Together Both External and Internal Resources to Make Well-Informed Compensation Decisions

The Role of the Committee	Shareholder Outreach and Say-on-Pay Votes	The Role of the Independent Compensation Consultant	Market Assessment and Peer Practices	Internal Comparisons and the Use of Tally Sheets	The Role of Management

The Role of the Committee

The Committee reviews and approves all elements of executive compensation for our executive officers, including the NEOs, including base salary levels and merit increases, annual short-term and equity-based long-term incentive plan design, performance measures and payouts, executive perquisites, stock ownership guidelines, and other compensation-related governance policies. With respect to the CEO’s compensation, the Committee and the independent members of the Board evaluate the CEO’s performance against pre-established enterprise goals, and the Committee then determines the CEO’s pay. Compensation decisions are made as part of a unified process so that all components of pay are reviewed in concert with each other. This is intended to ensure that the Total Rewards package for the NEOs fits with our compensation philosophy and Company values, and aligns with the interests of our shareholders.

Shareholder Outreach and Say-on-Pay Votes

As previously discussed, we regularly engage with our shareholders to discuss a broad range of topics, including executive compensation. Additionally, the Committee reviews the results of our annual Say-on-Pay vote. These dialogues and Say-on-Pay votes provide valuable insight into understanding the interests and viewpoints of our shareholders, which are key considerations in the design and governance of our pay programs.

The Role of the Independent Compensation Consultant

The Committee retains Semler Brossy Consulting Group LLC (“Semler Brossy”) as an independent compensation consultant to advise the Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards. A representative of Semler Brossy attended all of the regularly scheduled Committee meetings in 2019, including, when invited, executive sessions.

Semler Brossy does not provide any other services to the Company. The Committee has assessed the independence of Semler Brossy, specifically considering, in accordance with the SEC’s and the NYSE’s rules, whether Semler Brossy had any relationships with the Company, our officers or our directors that would impair their independence. Based on this evaluation, the Committee determined that no conflict of interest exists that would prevent Semler Brossy from independently advising the Committee. In accordance with the Committee’s charter, the Committee has the sole authority to determine the compensation for, and to terminate the services of, the independent compensation consultant.

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Executive Compensation

Market Assessment and Peer Practices

The Committee has designed our executive compensation program to target total compensation (salary plus target AIP award plus long-term equity grant fair value on the date of grant) at the median for comparable positions in our comparator groups, and it believes that total compensation for our NEOs is generally aligned with our comparator groups.

In setting compensation for the NEOs, the Committee reviews executive compensation levels and prevailing practices within two distinct comparator groups. The first group includes our five largest direct managed care competitors. The second group represents a sample of 62 similarly-sized companies from general industry (the “General Industry Group”). The Committee uses these two comparator groups, as there are a limited number of direct industry competitors and many are substantially smaller. Companies selected for inclusion in the General Industry Group are based on earnings before income tax with a filter for market capitalization. Each year, the Committee reviews the composition of the two comparator groups, and based on these criteria, determines which companies should be in the comparator groups with the assistance of Semler Brossy.

For 2019, the Committee approved the following comparator groups, with additions and deletions as follows:

2019 Compensation Comparator Groups

Our Five Largest Managed Care Peers	+	General Industry Group
Aetna Inc.[1]	Additions
Centene Corporation	Biogen Inc.
Cigna Corporation	Booking Holdings Inc.
Humana Inc.	Bristol-Myers Squibb Company
UnitedHealth Group Incorporated	Caterpillar Inc.
Celgene Corporation
General Industry Group	Charter Communications, Inc.
Accenture plc	Lockheed Martin Corporation	Cigna Corporation
Aetna Inc.[1]	Lowe’s Companies, Inc.	Colgate-Palmolive Company
Aflac Incorporated	LyondellBasell Industries N.V.	Costco Wholesale Corporation
American Express Company	Medtronic plc	CSX Corporation
Biogen Inc.	MetLife, Inc.	Dominion Energy, Inc.
BlackRock, Inc.	Micron Technology, Inc.	Eli Lilly and Company
Booking Holdings Inc.	Morgan Stanley	Exelon Corporation
Bristol-Myers Squibb Company	NextEra Energy, Inc.	FedEx Corporation
Capital One Financial Corporation	NIKE, Inc.	Honeywell International Inc.
Caterpillar Inc.	Prudential Financial, Inc.	Kinder Morgan, Inc.
Celgene Corporation	QUALCOMM Incorporated	Medtronic plc
Charter Communications, Inc.	Starbucks Corporation	Micron Technology, Inc.
Chubb Limited	Target Corporation	NextEra Energy, Inc.
Cigna Corporation	Texas Instruments Incorporated	Starbucks Corporation
Colgate-Palmolive Company	The Allstate Corporation	The Allstate Corporation
Costco Wholesale Corporation	The Bank of New York Mellon	The Kraft Heinz Company
CSX Corporation	Corporation	The TJX Companies, Inc.
CVS Health Corporation	The Goldman Sachs Group, Inc.	Truist Financial Corporation
Delta Air Lines, Inc.	The Kraft Heinz Company	(formerly BB&T Corporation)
Dominion Energy, Inc.	The PNC Financial Services Group, Inc.	United Parcel Service, Inc.
Duke Energy Corporation	The Southern Company	United Technologies Corporation
Eli Lilly and Company	The TJX Companies, Inc
Exelon Corporation	The Travelers Companies, Inc.	x	General Industry Group
Express Scripts Holding Company	Truist Financial Corporation	Deletions
FedEx Corporation	(formerly BB&T Corporation)	Companies deleted due to acquisition or divestiture activity and/or not meeting comparator group selection criteria:
Ford Motor Company	Twenty-First Century Fox, Inc.[2]
General Dynamics Corporation	Union Pacific Corporation
General Motors Company	United Parcel Service, Inc.
HCA Healthcare, Inc.	United Technologies Corporation	American Airlines Group Inc.
Honeywell International Inc.	U.S. Bancorp	American International Group, Inc.
HP Inc.	Valero Energy Corporation	DowDuPont Inc.
Kinder Morgan, Inc.	Walgreens Boots Alliance, Inc.	Gilead Sciences, Inc.
Time Warner Inc.
United Continental Holdings, Inc.
[1]	Now part of CVS Health Corporation
[2]	Now part of The Walt Disney Company

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Executive Compensation

Based on information provided by Semler Brossy, the median statistics of the General Industry Group when the Committee approved the revised group in October 2018 were ($ in millions):

Measure	Median of General Industry Group	Anthem	Percent of Median
3-Year Avg. EBIT (Earnings Before Income Tax)	$5,217	$5,260	101%
Market Capitalization	$64,542	$57,525	89%

Internal Comparisons and the Use of Tally Sheets

When setting compensation for 2019, the Committee reviewed prior year compensation and compensation actions to compare year-over-year pay actions relative to year-over-year performance and internal equity factors (how the compensation of the particular executive relates to the other executives).

As additional context, when making pay decisions in early 2019, the Committee also reviewed comprehensive tally sheets for each NEO, which provided an overview of the last five years of compensation actions, realized equity, and outstanding equity holdings (vested and unvested). Although tally sheets provide good background information for the Committee, the Committee did not base any specific awards for 2019, or any modifications to our compensation program, on them.

The Role of Management

Our CEO and our other executive officers, including the NEOs, do not set their own compensation nor are they present when the Committee sets their specific individual compensation. The CEO provides input regarding the duties and responsibilities of her direct reports and the results of her evaluations of their annual performance. The CEO, in conjunction with the Chief Human Resources Officer and the Committee’s independent consultant, makes recommendations to the Committee regarding the compensation of the CEO’s direct reports and the rationale for these proposals. Management also recommends to the Committee appropriate enterprise-wide financial and non-financial performance goals for use in our annual and long-term incentive plans.

In 2019, management utilized Meridian Compensation Partners (“Meridian”) to provide advice to management regarding market best practices with respect to executive compensation. Meridian worked solely with management and did not engage with the Committee.

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Executive Compensation

Elements of Total Rewards

The following chart shows the primary components of our Total Rewards program for our executives, including our NEOs. Additional detail on each of these Total Rewards components can be found under the respective headings in this CD&A.

Primary Components	Strategic Purpose
Base Salary	●Fixed annual compensation designed to attract and retain key talent ●Set with reference to scope of responsibility, experience, individual performance and the competitive market Page 46
Annual Incentive Plan
●Performance-based and therefore variable cash compensation designed to reward achievement of short-term business objectives
●Measures align to interest of shareholders to optimize profitability and include both financial and non-financial performance measures

Long-Term Incentive Plan Awards
●Performance stock units (“PSUs”), which are performance-based and are earned over a three-year performance period
●Stock options that provide value with sustained stock price appreciation over the grant term
●Restricted stock units (“RSUs”) that time vest and provide both retention and stock price appreciation incentives

Broad-Based Benefits
●Participation in the same basic health and welfare benefits as other associates, although more highly paid associates, including NEOs, have a higher associate contribution (i.e., they pay more for their benefits than lower paid associates)
●Benefits are focused on promoting the health, well-being, and financial security of all associates, including the NEOs

Executive Benefits and Perquisites	●Limited perquisites and executive benefits that are market competitive ●Designed to attract and retain key talent Page 54

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Executive Compensation

The pay mix for our CEO and our other NEOs during 2019 reflects our executive compensation philosophy that emphasizes performance-based compensation over fixed compensation. As reflected in the following charts, the mix of total target compensation granted in 2019 to our NEOs was heavily weighted toward performance-based and long-term incentive compensation, with long-term incentive awards making up approximately 75% of 2019 total target compensation for our CEO and an average of 66% of 2019 total target compensation for our other NEOs.

Primary Components of 2019 Target Compensation

CEO	Other NEOs

2019 Compensation Decisions

Base Salary

Base salary levels are set with reference to both comparator group market data and individual performance. Base salaries are reviewed annually by the Committee and may be adjusted as a result of updated comparator group market information and the CEO’s assessment of an executive’s role and performance contributions, including the executive’s demonstration of the Company’s core values.

Based on these considerations, the Committee approved the following 2019 base salary levels, maintaining the salary established for Ms. Boudreaux in 2017 and the salary established for Ms. McCarthy in 2018 and approving salary increases, effective March 2019, for the other NEOs:

Name	2018 Base Salary	2019 Base Salary	% of Increase
Gail K. Boudreaux	$1,400,000	$1,400,000	0%
John E. Gallina	$800,000	$825,000	3.1%
Peter D. Haytaian	$800,000	$825,000	3.1%
Gloria M. McCarthy	$825,000	$825,000	0%
Felicia F. Norwood	$700,000	$725,000	3.6%

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Executive Compensation

Annual Incentive Plan

2019 Plan Design, Performance Measures and Setting NEO Target AIP Awards

Our unified, enterprise-wide AIP is designed to recognize and reward associates for performance and results. The 2019 AIP supports our focus on enhancing performance in support of our goals to directly influence the affordability of healthcare in America and lead nationally across the diverse markets we serve.

●	All AIP participants, including the NEOs, are provided with a shared set of goals based on our financial performance, as well as our achievement of other key measures, which we refer to as our Enterprise Performance Dashboard.
●	Additionally, how our growth compares to our peers is important. To ensure we focus on this, we have added a modifier for relative performance that is applied based on our Operating Gain growth and Total Revenue growth compared to our five largest managed care peers.
●	The Committee believes these measures strengthen our focus on financial results and align with our business strategy.
●	Finally, while the Company uses defined performance measures and weightings to determine an overall funding level for the Company’s AIP bonus pool, individual AIP awards are not purely formulaic. In determining the amount of the actual AIP award to be paid to each NEO, the Committee considers the CEO’s recommendations for the NEO and the NEO’s individual contribution towards reaching our pre-determined enterprise goals.

Annual Incentive Award Calculation

The annual incentive award is calculated as follows for all NEOs.

Base Salary (Eligible Earnings)	×	Target Incentive Percent	×	Enterprise Performance Dashboard Results as a % of Target	×	Relative Peer Modifier

+/–
Individual Performance Modifier

In the first quarter of each year, the Committee approves for each NEO an AIP target award expressed as a percentage of base salary paid during the year. In setting the target award percentages for the NEOs, the Committee considers several factors, including comparator group market data, individual performance evaluations, and internal equity. No changes were made to NEO target award percentages in 2019.

The total potential payment under the AIP ranges from 0% to 200% of target. Each performance measure in the Enterprise Performance Dashboard has specific quantifiable objectives aligned to a threshold payout of 0%, a target payout of 100% and a maximum payout of 200%.

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Executive Compensation

Determination of AIP Awards

Enterprise Performance Dashboard

Performance Measure	Weighting	Criteria and Strategic Importance
Operating Gain Our primary metric with focus on Company financial performance
●Calculated as total operating revenue less benefit expense and selling, general and administrative expense. Excludes below the line items such as taxes, interest, and financing items
●Operating Gain is a key measure used by management to evaluate performance in each of its reporting segments and is reported to our shareholders on a quarterly basis so they can understand and analyze our core operating results and compare them among performance periods
●Target based on 15.2% growth across our business

Provider Collaboration Focus on our relationship with providers
●Improve the performance of value-based providers by aligning incentives in an effort to reduce the cost of care and improve quality outcomes, while delivering efficient care
●Target based on a 320 basis point increase year-over-year in the percentage of value-based provider payment arrangements

Quality – Medicare Focus on achieving Medicare goals that most significantly improve clinical outcomes		●Increase the percentage of Medicare members in 4-STAR or better plans ●Target represents substantially meaningful improvement over prior year performance
Quality – Medicaid Focus on achieving Medicaid goals that most significantly improve clinical outcomes		●Maximize recoupment of attainable Medicaid at-risk program dollars ●Target represents sustained year-over-year performance
Service Excellence Focus on the Consumer Experience
●Goal of delivering an experience that is caring, simple, and intuitive and gives consumers confidence in their healthcare benefits and us, including First Call Resolution and Member Touchpoint Measures
●Target represents substantially meaningful improvement over prior year performance

Total	100%

2019 AIP Results

Performance Measure	Target Performance	Actual 2019 Performance
Operating Gain	$6,259 million	$6,259 million(1) Met Target
Provider Collaboration	58.0%	60.1% Exceeded Maximum
Quality – Medicare	Substantially meaningful improvement over 2018 performance	Missed Threshold
Quality – Medicaid	Sustained year-over-year performance	Exceeded Maximum
Service Excellence	Substantially meaningful improvement over 2018 performance	Missed Threshold
(1)	The AIP allows for adjustments to our reported results for items that would unfairly or inappropriately distort views of management performance and items that, if not adjusted, might misalign management incentives. These adjustments include, but are not limited to, the cumulative effect of unplanned changes in accounting principles, extraordinary items and unusual or non-recurring gains or losses, changes in tax law or rate, and results of, and costs of, significant future acquisitions and dispositions. Adjustments made to our reported Operating Gain results for 2019 included, but were not limited to, certain acquisition-related, litigation, and IngenioRx implementation expenses.

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Executive Compensation

Relative Peer Modifier

In 2019, we also measured our Operating Gain growth and Total Revenue growth as compared to our five largest managed care peers. Based on this relative performance, the Committee had the ability to adjust overall AIP funding by multiplying the calculated funding amount by 80% to 120%.

Based on strong relative Operating Gain growth (we ranked 2nd out of 6 companies, which consisted of us and our five largest managed care peers) and Total Revenue growth (we ranked 3rd out of 6 companies, which consisted of us and our five largest managed care peers) the Committee approved the application of a 110% modifier to overall funding. The calculation of our relative Operating Gain growth and Total Revenue growth is based on actual results for the first three quarters of the year and analysts’ consensus for the fourth quarter of the year, and is adjusted for the impact of mergers and acquisitions.

Individual Performance Modifier

As discussed earlier, in determining the amount of the actual AIP award to be paid to each NEO, the Committee considers the CEO’s recommendations for the NEO and the NEO’s contribution towards reaching our pre-determined enterprise goals. The Committee may adjust the AIP award paid to a NEO upward or downward based on the above considerations. However, the overall funding pool for the AIP cannot be exceeded.

Final 2019 AIP Payout for NEOs

After setting the total AIP funding pool based on the factors described above, the Committee approved the following 2019 AIP awards as shown in the Summary Compensation Table on page 56:

Name	Target AIP %	Target Award	Final Award	Final Payout as % of Target
Gail K. Boudreaux	175%	$2,450,000	$2,695,000	110%
John E. Gallina	100%	$820,192	$902,211	110%
Peter D. Haytaian	100%	$820,192	$902,211	110%
Gloria M. McCarthy	100%	$825,000	$907,500	110%
Felicia F. Norwood	100%	$720,192	$792,211	110%

Based on the Committee’s assessment that all NEOs made a similar contribution to our results for 2019, no individual adjustments to AIP awards were made pursuant to the individual performance modifier.

2020 AIP

For the 2020 AIP, the Committee retained the modifier for relative peer performance, increased the aggregate weighting of non-financial measures to 30% to ensure appropriate focus on our strategic goals, changed the financial measure focus from Operating Gain to Operating Revenue and Adjusted Net Income to focus on continued top-line growth, increased the difficulty to achieve threshold performance, and increased the payout for meeting threshold from 0% to 30%.

Long-Term Incentive Plan Awards

The Committee makes annual grants of long-term, equity-based incentives to focus executives on the Company’s longer-term financial and strategic objectives and to align the interests of executives with those of our shareholders. These awards are made under the terms and conditions of the Incentive Plan. With the assistance of its independent consultant, the Committee establishes the LTIP target opportunity and allocation among the different types of LTIP awards for each NEO based on such factors as competitive practice at companies in our comparator groups, the NEO’s position and scope of responsibility, the importance of retaining the services of the NEO, internal equity, and the NEO’s opportunity to drive Company performance and contribute to the long-term success of the Company.

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Executive Compensation

Our 2019 LTIP awards consist of a combination of PSUs, stock options, and RSUs, as described below:

Award Type	Weighting	Key Features and Performance Measures
Performance Stock Units Focus on sustained performance and growth
●Opportunity to earn from 0% to 200% of target PSUs based on achievement of pre-established three-year (2019-2021) cumulative Adjusted Net Income (weighted 75%) and cumulative Operating Revenue (weighted 25%)
●Threshold, target, and maximum performance goals are anchored on the Company’s long-term strategic plan and are critically important for driving long-term success by rewarding both top-line and bottom-line growth
●Cash dividend equivalents accrue during the vesting period but are only paid when the underlying PSUs vest and are distributed. Dividend equivalents are cancelled if the underlying units do not vest
●Actual payout level to be determined by the Committee following completion of the 2019-2021 performance period

Stock Options Focus on sustained stock price appreciation
●Provide intended value only when our stock price substantially increases over the exercise price (closing price of our common stock on pre-established grant date)
●Have a term of 10 years
●Vest in three equal annual installments, beginning on the first anniversary of the grant date

Restricted Stock Units Focus on stock value and executive retention
●Enables executive to build levels of stock ownership
●Vest in three equal annual installments, beginning on the first anniversary of the grant date
●Cash dividend equivalents accrue during the vesting period but are only paid when the underlying RSUs vest and are distributed. Dividend equivalents are cancelled if the underlying units do not vest

Generally, the Committee grants LTIP awards to associates, including the NEOs, on the first business day of March, which occurs after the release of our final earnings for the prior year. This permits material information regarding the Company’s performance for the prior fiscal year to have been disclosed to the public before equity-based awards are granted and provides a pre-established grant date each year.

In addition to the annual grant made in March, the Committee approved an RSU grant for Ms. Norwood in December 2019 for retention purposes and in recognition of her performance in areas that are critical to our continued success, including her strong contributions toward our achievement of our Business Optimization results. When determining the grant value of the award, the Committee also considered the importance and strategic significance of Ms. Norwood’s role with the Company going forward, her pay positioning versus comparable positions at companies in our comparator groups, internal pay equity between Ms. Norwood and her direct peers, and her current outstanding equity holdings. This grant was made under the same vesting schedule (three equal annual installments beginning on the first anniversary of the date of grant), terms, and conditions as the March RSU grant.

The total grant date fair value of LTIP awards granted in 2019 to each NEO is shown in the following table:

Name	2019-2021 PSU Target Award Grant Date Fair Value	Annual Stock Options Grant Date Fair Value	Annual RSU Grant Date Fair Value	Grant Date Fair Value of RSU Grant On December 30, 2019	Total 2019 LTIP Granted
Gail K. Boudreaux	$5,575,162	$2,787,303	$2,787,581	—	$11,150,046
John E. Gallina	$1,625,166	$812,264	$812,583	—	$3,250,013
Peter D. Haytaian	$1,625,166	$812,264	$812,583	—	$3,250,013
Gloria M. McCarthy	$1,625,166	$812,264	$812,583	—	$3,250,013
Felicia F. Norwood	$1,375,022	$687,361	$687,665	$3,600,216	$6,350,264

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Executive Compensation

A Closer Look at Performance Stock Units

The following summarizes the PSU awards granted in 2019 and the prior two years, each of which are described in more detail below, including the earned performance for the completed 2017-2019 performance period.

In 2017, we embarked on a four-year business optimization initiative designed to create meaningful new revenue opportunities, increase membership revenue through more competitive products, streamline customer service, improve the customer experience, substantially modernize our systems, and achieve cost efficiency (“Business Optimization”). The 2017-2019 and 2018-2020 PSU awards were designed to recognize the NEOs’ responsibility to lead the organization and ensure a successful outcome by spending substantial time on this intensive initiative and increasing their accountability beyond the traditional business planning and execution of near-term objectives. In 2019, the PSU structure returned to its pre-Business Optimization design, consistent with the Committee’s intent when implementing the Business Optimization design in 2017.

Performance Period	2017	2018	2019	2020	2021

2017-2019
50% of LTIP Award
●Risk and reward profile was modified to align with results of our multi-year Business Optimization initiative, with the payout for achieving target performance against baseline performance goals lowered to 75%
●Opportunity to earn from 0% to 400% of target award: up to 150% based on three-year cumulative Adjusted Net Income (75% weighting) and Operating Revenue (25%), with up to an additional 250% for achievement of significant Business Optimization results
●Established an Adjusted Net Income performance gate, as maximum performance on Adjusted Net Income baseline goals must be achieved before any incremental Business Optimization opportunity is available

Performance Measures and Award Opportunity
2018-2020
50% of LTIP Award
●Risk and reward profile was modified to align with results of our multi-year Business Optimization initiative, with the payout for achieving target performance against baseline performance goals set at 75%
●Opportunity to earn from 0% to 400% of target award: up to 150% based on three-year cumulative Adjusted Net Income (75% weighting) and Operating Revenue (25%), with up to an additional 250% for achievement of significant Business Optimization results
●Established an Adjusted Net Income performance gate, as maximum performance on Adjusted Net Income baseline goals must be achieved before any incremental Business Optimization opportunity is available

2019-2021
50% of LTIP Award
●Opportunity to earn from 0% to 200% of target award based on three-year cumulative Adjusted Net Income (75% weighting) and Operating Revenue (25% weighting)
●Risk and reward profile returned to the pre-Business Optimization initiative design, including a payout at 100% for meeting target performance and a 200% maximum payout, consistent with the Committee’s intent when the Business Optimization risk and reward profile was originally implemented in 2017 to cover just the four-year Business Optimization initiative

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Executive Compensation

2017-2019 LTIP PSU Awards and Payouts

For the 2017-2019 and 2018-2020 performance periods, the Committee sought to recognize the NEOs’ efforts and tie this recognition to the success of our Business Optimization initiative by modifying the risk and reward profile that had been used in prior performance periods. More specifically, the Committee lowered the payout that would be provided for meeting baseline goals, but provided an increased upside opportunity to 400% of the target award when maximum Adjusted Net Income performance goals were exceeded, which required achieving significant Business Optimization results. Also, if certain performance thresholds related to cost of care and customer experience were not met, the Committee could exercise negative discretion and adjust the payout accordingly. Based on our performance with respect to cost of care and customer experience, no negative discretion was exercised by the Committee.

	Previous Payout Opportunity	2017 Payout Opportunity
Baseline goals	100% of Target Award	75% of Target Award
Maximum for baseline goals	200% of Target Award	150% of Target Award
Significant Business Optimization goals	N/A	400% of Target Award

In February 2020, the Committee approved a payout of 384.5% of target based on the following results of the 2017-2019 performance period:

Performance Measure	Weighting	Threshold (0% Payout)	Target (75% Payout)	Maximum (150% Payout)	Total Payout
2017–2019 Cumulative Adjusted Net Income (in millions)	75%				112.5%
2017–2019 Cumulative Operating Revenue (in billions)	25%				22.0%
2017-2019 Calculated PSU Payout before Business Optimization					134.5%

Performance Measure	Weighting	Threshold (0% Payout)	Maximum (250% Payout)
After meeting Maximum Adjusted Net Income above, additional opportunity for Business Optimization award 2017–2019 Cumulative Adjusted Net Income (in millions)	100%			250.0%
2017-2019 PSU Final Payout including Business Optimization Award				384.5%

See the GAAP reconciliation table in Annex A for information on Adjusted Net Income for the years ended December 31, 2019, 2018, and 2017.

In addition to the increase in Adjusted Net Income and Operating Revenue recognized in the 2017 to 2019 performance period, we believe that our Business Optimization initiative improved our business in the following ways:

●	Total Shareholder Return for the period significantly exceeded the S&P 500, as well as exceeded four of our five largest managed care peers;
●	Revenue growth in 2019 of approximately 13% greatly exceeded our historical performance and was driven by growth in our core businesses; and
●	Average annual operating gain growth of approximately 20% from 2017 year-end to 2019 year-end, reflecting strong top-line growth and the successful launch of many of our new initiatives.

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Executive Compensation

Not only did we deliver superior financial results over the 2017 to 2019 period, we enhanced our systems, processes and infrastructure to position Anthem for future growth. This is demonstrated in our financial goals that we have publicly disclosed to our investors.

2018-2020 LTIP PSU Awards

For 2018, the Committee maintained the same measures, weightings, and payout percentages as in 2017. Just as in 2017, the Committee approved the same lowered payout that would be provided for meeting baseline goals, but provided an increased upside opportunity to 400% of the target award when maximum Adjusted Net Income performance goals were exceeded, which requires achieving significant Business Optimization results.

2019-2021 LTIP PSU Awards

For 2019, the Committee maintained the same performance measures and weightings of three-year cumulative Adjusted Net Income (75% weighting) and three-year cumulative Operating Revenue (25% weighting). These performance measures remain an important focus for driving our long-term success as well as rewarding both top-line and bottom-line growth.

The PSUs granted in 2019 provide a payout opportunity of 0% to 200% of the target number of units granted. This is similar to PSUs granted prior to 2017 and is consistent with the Committee’s intent to have provided an alternative payout opportunity only for the 2017 and 2018 PSU grants in connection with our Business Optimization initiative.

The target 2019-2021 cumulative Adjusted Net Income and 2019-2021 cumulative Operating Revenue reflect a long-term growth rate that is consistent with the goals that we have previously publicly disclosed to our investors. Specific threshold, target and maximum goals are not provided at this time due to risk of competitive harm, but will be disclosed at the completion of the performance period.

Performance Measure	Weighting	Threshold	Target	Maximum
2019 – 2021 Cumulative Adjusted Net Income	75%
2019 – 2021 Cumulative Operating Revenue	25%

2020 LTIP Grant

For the 2020 LTIP grant, the Committee retained the same equity award mix (50% PSUs, 25% stock options, and 25% RSUs). For PSUs granted in 2020, the Committee retained the same performance measures; however, weightings were adjusted in order to increase focus on top-line growth to support our long-term growth plan. Performance for the PSUs granted in 2020 will be measured on 2020 – 2022 cumulative Adjusted Net Income (60%) and 2020 – 2022 cumulative Operating Revenue (40%).

Benefits and Perquisites

Broad-Based Benefits

Our executive officers, including our NEOs, generally participate in the broad-based benefit programs under the same terms and conditions as other associates. These benefit offerings include a medical plan with higher associate contributions toward premiums for the NEOs and for other more highly compensated associates. Other broad-based associate benefits include a dental and vision plan, disability benefits, wellness benefits, life and accidental death and dismemberment insurance, business travel accident insurance, the Anthem 401(k) Plan, and a Deferred Compensation Plan for eligible participants. A cash balance pension plan is in place, but was frozen to most participants effective December 31, 2005. Based on age and length of service, certain associates, including Ms. McCarthy, have continued to receive benefit accruals through December 31, 2018. Both Mr. Gallina and Ms. McCarthy have vested benefits in the cash balance pension plan. They are also eligible for a grandfathered retiree healthcare benefit. Like all associates, NEOs are eligible for relocation assistance when required to move to a new work location, as well as tax equalization benefits when working outside their home state results in additional non-resident state income taxes owed.

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Executive Compensation

Executive Benefits and Perquisites

Executive benefits and perquisites are a small part of our competitive executive compensation. The Committee believes that these programs enable our executives to focus on our business with minimal disruption. Our NEOs participate in the Executive Salary Continuation Plan, provided at no cost to the executive, which would pay a benefit equal to 100% of base salary for up to 180 days of a covered disability. We offer a limited set of perquisites to our NEOs, including participation in the Directed Executive Compensation Program (“DEC”), which provides core credits to reimburse the executive for services such as financial planning, estate planning, tax preparation, and associated legal fees up to a limit of $54,000 for the CEO and $30,000 for all other NEOs. In 2020, the value of the DEC will be distributed in a combination of cash (“Cash Credits”) and reimbursement of allowable expenses (“Core Credits”) to allow executives the flexibility to tailor the benefits to meet their needs, but the maximum amount payable under the DEC will not change. In addition, we provide for comprehensive health examinations. Perquisite amounts paid in 2019 are shown in footnote 5 to the Summary Compensation Table.

Severance and Change-in-Control Arrangements

All of our executive officers, including our NEOs, are eligible for severance benefits pursuant to the Executive Agreement Plan (“EAP”) as described in footnotes 4 and 5 of the Potential Payments Upon Termination table. We believe that a severance program is needed to attract and retain the executives we need to achieve our business goals.

To be eligible for these benefits under the EAP, NEOs agree to restrictive covenants that are in force while the NEO is employed and for 24 months after separation from employment, including non-competition, non-solicitation of associates or customers, non-disparagement, and confidentiality provisions, which protect us from the competitive disadvantage that would result from losing executive talent to competitors. Additionally, in order to receive benefits, executives are generally required to release any prior claims against us.

If a NEO breaches any restrictive covenant or fails to provide the required cooperation, he or she is required to repay any severance benefits previously received, as well as an amount equal to the fair market value of restricted stock vested and gain on stock options exercised within the 24-month period prior to such breach. In addition, no further severance pay or benefits will be provided, and all outstanding unexercised stock options and unvested restricted stock will be cancelled and forfeited.

Change-in-control severance benefits are subject to a double-trigger, which means that to receive such benefits there must be both: (1) a qualifying termination of employment and (2) termination occurring when a change of control is imminent or has occurred. The EAP does not provide for tax gross-up of any regular or excise taxes imposed on severance payments in connection with a change-in-control.

Compensation Policies and Practices

Recoupment Policy

We operate under a clawback/recoupment policy for incentive compensation. This policy, as amended effective March 2019, provides that our executive officers, including our NEOs, must repay any bonus or other incentive-based or equity-based compensation received and any profits realized from the sale of stock generally within applicable periods upon:

●	the requirement to restate our financial statements as a result of material noncompliance with a financial reporting requirement due to misconduct;
●	the violation of a restrictive covenant (e.g., confidentiality, non-competition, non-solicitation, and/or non-disparagement); or
●

misconduct, including intentional actions or a gross dereliction of the duty to reasonably monitor, supervise, and/or manage the applicable conduct and risks that the Board determines has resulted in significant financial or reputational harm to the Company’s commercial interests and/or its market valuation.

The Board of Directors will determine, on a case-by-case basis, if it is in the best interest of the Company and our shareholders to pursue recoupment in individual cases.

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Executive Compensation

Hedging and Pledging Restrictions and Trading Windows

We have a written policy which prohibits all associates, including our NEOs, and directors from conducting any transactions that would permit such individuals to continue to own our common stock without the full risks and rewards of ownership. Prohibited transactions include short sales, publicly traded options transactions, hedging transactions, including zero cost collars and prepaid forward contracts, and margin accounts and pledges involving our common stock. Designated associates, including all NEOs and our directors, are also prohibited from engaging in transactions in our stock during the quarterly period commencing on the fifteenth day of the last month of each calendar quarter and ending one full business day after the release of quarterly earnings.

Stock Ownership Guidelines and Holding Requirements

We have stock ownership guidelines for all executive officers, including the NEOs, which are a multiple of the executive’s base salary. An executive officer has five years to meet the guidelines, and the sale of our common stock is restricted for executives who have not met their ownership requirements. Effective January 2020, all covered participants must hold 100% of their profit shares (after-tax gain) from stock units vesting until his or her ownership requirement is met.

Level	Multiple of Salary
Chief Executive Officer	6.0
Executive Vice Presidents	3.0

For purposes of this program, all shares directly owned, shares in the Anthem 401(k) Plan and unvested RSUs are included in the calculation. Unexercised stock options and unvested PSUs are not included in the calculation. The Committee reviews the extent to which our executive officers have complied with the guidelines on an annual basis.

Each of our NEOs owned sufficient shares to either meet, or be on track to meet, his or her ownership requirement as required under the guidelines, based on our average closing stock price of $277.77 during 2019.

See “Corporate Governance — Board Practices, Processes and Policies — Board Equity Compensation and Stock Ownership Guidelines” on page 35 for a discussion of our directors’ stock ownership requirements.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management. Based on the review and discussions with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee

Lewis Hay, III, Chair
Robert L. Dixon, Jr.
Julie A. Hill
Elizabeth E. Tallett

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Executive Compensation

Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to or earned by each of our NEOs for the years ended December 31, 2019 and, where applicable, December 31, 2018 and December 31, 2017.

Name & Principal Position	Year	Salary	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value & Non-qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Gail K. Boudreaux President and Chief Executive Officer (CEO)	2019	$1,400,000	$8,362,743	$2,787,303	$2,695,000	$—	$228,093	$15,473,139
	2018	$1,400,000	$7,687,717	$2,562,332	$2,418,150	$—	$116,077	$14,184,276
	2017	$161,538	$2,000,215	$—	$—	$—	$4,500	$2,166,253
John E. Gallina EVP and Chief Financial Officer (CFO)	2019	$820,192	$2,437,749	$812,264	$902,211	$17,683	$118,954	$5,109,053
	2018	$794,712	$2,437,580	$812,445	$993,390	$—	$115,739	$5,153,866
	2017	$768,173	$2,629,315	$812,445	$1,172,232	$11,190	$85,628	$5,478,983
Peter D. Haytaian EVP and President, Commercial and Specialty Division	2019	$820,192	$2,437,749	$812,264	$902,211	$—	$104,550	$5,076,966
	2018	$794,712	$3,437,672	$812,445	$784,381	$—	$107,333	$5,936,543
	2017	$768,170	$2,629,315	$812,445	$1,172,227	$—	$40,800	$5,422,957
Gloria M. McCarthy EVP and Chief Administrative Officer	2019	$825,000	$2,437,749	$812,264	$907,500	$137,889	$126,724	$5,247,126
	2018	$814,904	$2,437,580	$812,445	$1,018,630	$146,326	$206,902	$5,436,787
	2017	$758,557	$2,629,442	$812,394	$1,327,476	$136,880	$151,937	$5,816,686
Felicia F. Norwood EVP and President, Government Business Division	2019	$720,192	$5,662,903	$687,361	$792,211	$—	$60,088	$7,922,755
(1)

The amounts in this column reflect the grant date fair value of stock awards issued during the respective fiscal years pursuant to our Incentive Plan in accordance with ASC 718. The grant date fair value of any performance-based awards was computed based on the level of performance that was deemed probable on the grant date and is equal to target performance.

The amounts in the “Stock Awards” column include the grant date fair values for time-based RSUs and PSUs. The grant date fair value for the PSUs was computed based on the target level of performance being achieved. The table below sets forth the grant date fair value of the RSUs granted in 2019 and the PSUs granted in 2019 at the target level of performance and the maximum level of performance.

	Restricted Stock Units Granted	Performance Stock Units
Name		Target	Maximum
Gail K. Boudreaux	$2,787,581	$5,575,162	$11,150,323
John E. Gallina	$812,583	$1,625,166	$3,250,332
Peter D. Haytaian	$812,583	$1,625,166	$3,250,332
Gloria M. McCarthy	$812,583	$1,625,166	$3,250,332
Felicia F. Norwood	$4,287,881	$1,375,022	$2,750,044
(2)

The amounts in the “Option Awards” column reflect the grant date fair value of stock option awards issued during the respective fiscal years pursuant to our equity incentive plans in accordance with ASC 718.

The assumptions used in the calculation of the grant date fair value of the stock options are included in Note 14 to our audited consolidated financial statements included in Part II, Item 8 of our 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020.

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Executive Compensation

(3)	The amounts in the “Non-Equity Incentive Plan Compensation” column represent cash AIP awards earned during the reported year, but paid in the following year. Based on Company performance, the awards earned as a percentage of their respective target awards for 2019 (and paid in 2020) were 110% for all NEOs.
(4)	The amounts in the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column reflect the increase in the actuarial present value of the NEOs’ benefits under all pension plans established by us between such pension plans’ applicable measurement dates used for financial statement reporting purposes with respect to our audited financial statements. These amounts were determined using a discount rate and a cash balance crediting rate consistent with those used in our financial statements. We do not provide any above market returns on deferred compensation, so no deferred compensation earnings are included.
(5)	The amounts in the “All Other Compensation” column for 2019 include:

Name	Tax Equalization(a)	Other Perquisites(b)	DEC Reimbursement(c)	Supplemental Pension Benefit(d)	401(k) Plan Match	Deferred Compensation Plan Match	Total All Other Compensation
Gail K. Boudreaux	$36,176	$—	$20,100	$—	$12,600	$159,217	$228,093
John E. Gallina	$2,654	$—	$30,000	$—	$12,600	$73,700	$118,954
Peter D. Haytaian	$—	$—	$30,000	$—	$12,600	$61,950	$104,550
Gloria M. McCarthy	$—	$—	$30,000	$11,106	$12,600	$73,018	$126,724
Felicia F. Norwood	$1,529	$7,007	$3,000	$—	$12,600	$35,952	$60,088
(a)	Tax equalization payments reimburse the NEO for the additional non-resident state income taxes owed from working outside his or her home state and offset the increased tax liability as a result of the state income tax reimbursements.
(b)	Other perquisites include the value of relocation benefits provided to Ms. Norwood in connection with her relocation to Indianapolis. Ms. Boudreaux and Mr. Gallina also occasionally had family members accompany her or him on business travel on the corporate aircraft at no additional incremental cost to us.
(c)	Reimbursement of services such as financial planning, estate planning, tax preparation and associated legal fees under the DEC as described on page 54.
(d)	A supplemental pension benefit contribution for 2018 earnings was made in 2019 to the Deferred Compensation Plan for Ms. McCarthy. Effective December 31, 2018, the Pension Plan was frozen, and no additional supplemental benefit contributions will be made on Ms. McCarthy’s behalf.

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Executive Compensation

Grants of Plan-Based Awards

The following table provides information about AIP targets for 2019 and equity awards granted under the Incentive Plan. The disclosed dollar and share amounts do not necessarily reflect the actual amounts that will be paid or issued to the NEOs. These amounts will be known only if and when the awards vest or become payable.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
Gail K. Boudreaux		$0	$2,450,000	$4,900,000
	3/1/2019(4)				0	18,120	36,240				$5,575,162
	3/1/2019(5)							9,060			$2,787,581
	3/1/2019(6)								41,820	$307.68	$2,787,303
John E. Gallina		$0	$820,192	$1,640,384
	3/1/2019(4)				0	5,282	10,564				$1,625,166
	3/1/2019(5)							2,641			$812,583
	3/1/2019(6)								12,187	$307.68	$812,264
Peter D. Haytaian		$0	$820,192	$1,640,384
	3/1/2019(4)				0	5,282	10,564				$1,625,166
	3/1/2019(5)							2,641			$812,583
	3/1/2019(6)								12,187	$307.68	$812,264
Gloria M. McCarthy		$0	$825,000	$1,650,000
	3/1/2019(4)				0	5,282	10,564				$1,625,166
	3/1/2019(5)							2,641			$812,583
	3/1/2019(6)								12,187	$307.68	$812,264
Felicia F. Norwood		$0	$720,192	$1,440,384
	3/1/2019(4)				0	4,469	8,938				$1,375,022
	3/1/2019(5)							2,235			$687,665
	3/1/2019(6)								10,313	$307.68	$687,361
	12/30/2019(7)							11,792			$3,600,216
(1)	These columns show the range of payouts targeted for 2019 performance under the AIP. The cash payouts for 2019 performance were made in March 2020 and are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.” The plan is funded based on the following performance measures, which each have a different weight and independent threshold, target, and maximum performance levels: Operating Gain is weighted at 80% and Provider Collaboration, Quality – Medicare, Quality – Medicaid, and Service Excellence are each weighted at 5%. Each measure is funded from 0% to 100% for performance between the threshold and target level and up to 200% for maximum performance. The Committee can adjust the overall AIP funding with a potential modifier of 80% to 120% of the calculated award based on our Operating Gain and Total Revenue growth against our five largest managed care peers. An individual’s maximum total payment is 200% of target.
(2)	All options were granted at an exercise price equal to the fair market value based on the closing market value of our common stock on the NYSE on the date of grant.
(3)	The grant date fair value of these awards was calculated in accordance with ASC 718. There is no assurance that the value realized by an executive, if any, will be at or near the amounts shown in this column.
(4)	Represents the PSUs granted to each NEO as an annual grant under the Incentive Plan. The final number of shares received depends on our performance versus our 3-year performance goals, as detailed in the CD&A beginning on page 39. The final number of shares received will be from 0% to 100% of target for performance between the threshold and target level and up to 200% of target for maximum performance. These shares vest on March 1, 2022. The Compensation Committee will determine the payout, based on our performance against the performance goals, after the end of the 2019-2021 performance period.
(5)	Represents the number of RSUs granted to each NEO as an annual grant under the Incentive Plan. The shares will vest in equal installments on the first three anniversaries of the grant date.
(6)	Represents the number of stock options granted to each NEO as an annual grant under the Incentive Plan. These stock options will vest in equal installments on the first three anniversaries of the grant date.
(7)	Represents the number of RSUs granted to Ms. Norwood for retention purposes and in recognition of her performance in areas that are critical to our continued success, including her strong contributions toward our achievement of our Business Optimization results. The shares will vest in equal installments on the first three anniversaries of the grant date.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table lists outstanding equity grants for each NEO as of December 31, 2019. The table includes outstanding equity grants from past years, as well as the current year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Gail K. Boudreaux					49,525	$14,958,036	40,207	$12,143,720
	23,277	23,277	$232.04	3/1/28
	0	41,820	$307.68	3/1/29
John E. Gallina					44,019	$13,295,059	12,285	$3,710,439
	5,775	0	$146.93	3/2/25
	1,962	0	$131.80	3/1/26
	4,038	0	$132.51	6/1/26
	16,590	3,318	$166.97	3/1/27
	7,380	7,381	$232.04	3/1/28
	0	12,187	$307.68	3/1/29
Peter D. Haytaian					48,329	$14,596,808	12,285	$3,710,439
	11,409	0	$89.44	3/3/21
	10,127	0	$100.77	5/1/21
	22,353	0	$146.93	3/2/25
	24,348	0	$131.80	3/1/26
	16,590	3,318	$166.97	3/1/27
	7,380	7,381	$232.04	3/1/28
	0	12,187	$307.68	3/1/29
Gloria M. McCarthy					44,020	$13,295,361	12,285	$3,710,439
	18,261	0	$131.80	3/1/26
	2,175	0	$122.90	10/3/26
	12,761	2,553	$166.97	3/1/27
	3,838	768	$166.49	4/3/27
	7,380	7,381	$232.04	3/1/28
	0	12,187	$307.68	3/1/29
Felicia F. Norwood					15,217	$4,595,991	8,037	$2,427,415
	2,505	5,011	$238.27	7/2/28
	0	10,313	$307.68	3/1/29

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Executive Compensation

(1)	The vesting schedule is shown below based on the expiration dates of the above grants that remain unexercisable:

Option Expiration Date	Vesting Schedule
3/1/27	All shares vest on March 1, 2020
4/3/27	All shares vest on April 3, 2020
3/1/28	Vests in equal installments on March 1, 2020, September 1, 2020 and March 1, 2021
7/2/28	Vests in equal installments on July 2, 2020 and July 2, 2021
3/1/29	Vests in equal installments on March 1, 2020, March 1, 2021, and March 1, 2022
(2)

The amounts in the “Number of Shares or Units of Stock That Have Not Vested” column represent the number of shares of common stock underlying unvested RSUs granted in 2017, 2018, and 2019 and the number of shares vesting in 2020 for the 2017-2019 PSU performance period at their actual payout amount. As of December 31, 2019, the relevant performance conditions had been satisfied, but the awards do not fully vest until March 1, 2020 for Mr. Gallina and Mr. Haytaian; until March 1, 2020 and April 3, 2020 depending on the date of each grant for Ms. McCarthy; and until December 1, 2020 for Ms. Boudreaux.

The amounts in the “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested” column represent the target number of PSUs granted to our NEOs in 2018 and 2019. The final number of shares earned will depend on our performance versus our performance goals over a three-year period, as detailed in the CD&A beginning on page 39.

These unvested equity grants are detailed by vesting date in the table below.

Name	Vesting Date	Restricted Stock Units	Performance Share Units Granted in 2017(i)	Performance Share Units Granted in 2018	Performance Share Units Granted in 2019
Gail K. Boudreaux	3/1/2020	6,701	—	—	—
	12/1/2020	—	33,102	—	—
	3/1/2021	6,702	—	22,087	—
	3/1/2022	3,020	—	—	18,120
John E. Gallina	3/1/2020	3,670	37,420	—	—
	3/1/2021	2,048	—	7,003	—
	3/1/2022	881	—	—	5,282
Peter D. Haytaian	3/1/2020	3,670	37,420	—	—
	3/1/2021	6,358	—	7,003	—
	3/1/2022	881	—	—	5,282
Gloria M. McCarthy	3/1/2020	3,295	28,784	—	—
	4/3/2020	376	8,636	—	—
	3/1/2021	2,048	—	7,003	—
	3/1/2022	881	—	—	5,282
Felicia F. Norwood	3/1/2020	745	—	—	—
	7/2/2020	595	—	—	—
	12/30/2020	3,930	—	—	—
	3/1/2021	745	—	—	—
	7/2/2021	595	—	3,568	—
	12/30/2021	3,931	—	—	—
	3/1/2022	745	—	—	4,469
	12/30/2022	3,931	—	—	—
(i)	This column includes the unvested PSUs granted for the 2017-2019 performance period. The number of PSUs reported in this column reflects the number of shares earned for the 2017-2019 performance period, but the awards do not fully vest until March 1, 2020 for Mr. Gallina and Mr. Haytaian; until March 1, 2020 and April 3, 2020 depending on the date of each grant for Ms. McCarthy; and until December 1, 2020 for Ms. Boudreaux.
(3)	These amounts are calculated by multiplying $302.03, the closing price of our common stock on December 31, 2019, by the applicable number of shares.

60	| 2020 Proxy Statement

Executive Compensation

Option Exercises and Stock Vested

The following table provides information on the stock option exercises by, and shares acquired upon the vesting of PSUs and RSUs held by, our NEOs in 2019. Options exercised or vested PSUs and RSUs may or may not have been sold by a particular NEO, and the inclusion in this table of such information should not be understood to imply the actual receipt of money.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(2)
Gail K. Boudreaux	0	$0	3,681	$1,143,613
John E. Gallina	0	$0	10,850	$3,273,039
Peter D. Haytaian	3,762	$895,807	16,852	$5,314,493
Gloria M. McCarthy	16,762	$2,325,136	14,596	$4,507,432
Felicia F. Norwood	0	$0	594	$172,242
(1)	The table includes the following shares:
●	Shares that vested pursuant to the 2016 annual grant: Mr. Gallina - 459 RSUs and 2,940 PSUs; Mr. Haytaian - 1,897 RSUs and 12,166 PSUs; Ms. McCarthy - 1,423 RSUs and 9,125 PSUs.
●	Shares that vested pursuant to the 2017 annual grant: Mr. Gallina - 1,622 RSUs; Mr. Haytaian - 1,622 RSUs; Ms. McCarthy - 1,248 RSUs.
●	Shares that vested pursuant to the 2018 annual grant: Ms. Boudreaux - 3,681 RSUs; Mr. Gallina - 1,167 RSUs; Mr. Haytaian - 1,167 RSUs; Ms. McCarthy - 1,167 RSUs.
●	Mr. Gallina had 629 RSUs and 4,033 PSUs vest pursuant to a 2016 promotion grant.
●	Ms. McCarthy had 170 RSUs and 1,087 PSUs vest pursuant to a 2016 promotion grant and 376 RSUs vest pursuant to a 2017 grant.
●	Ms. Norwood had 594 RSUs vest pursuant to a 2018 new hire grant.
(2)	Amounts are calculated by multiplying the number of shares vesting by the market value of our common stock on the vesting date. The amounts also include dividend equivalents, if any, paid upon vesting.

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Executive Compensation

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the number of years of service credited to each such NEO, under each of the specified plans, computed as of December 31, 2019. As noted below, these plans have been frozen and the plans only apply to participants who were active associates as of the date each plan was frozen. Only Mr. Gallina and Ms. McCarthy were participants at the time the respective plans were frozen.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During the Last Fiscal Year ($)
Gail K. Boudreaux	N/A	—	$—	$—
John E. Gallina	Anthem Cash Balance Plan A	11.58	$205,506	$—
	Total		$205,506	$—
Peter D. Haytaian	N/A	—	$—	$—
Gloria M. McCarthy	Anthem Cash Balance Plan B	44.58	$1,375,193	$—
	Empire Blue Cross and Blue Shield	44.58	$2,293,854	$—
	Supplemental Cash Balance Pension Plan
	Total		$3,669,047	$—
Felicia F. Norwood	N/A	—	$—	$—
(1)	The NEO’s years of actual service are greater than the credited service because the plans are frozen.
(2)	Assumptions used in the calculation of the amounts in this column are included in Note 10 to our audited consolidated financial statements for the year ended December 31, 2019 included in our 2019 Annual Report on Form 10-K filed with the SEC on February 19, 2020.

Anthem Cash Balance Plan A and B

On January 1, 1997, we converted the Anthem Cash Balance Plan (“Pension Plan”), a non-contributory pension plan for certain associates, from a final average compensation pension plan into a cash balance pension plan. The Pension Plan covered substantially all full-time, part-time and temporary associates, including NEOs, and provides a monthly benefit at age 65, the normal retirement age under the Pension Plan. Effective January 1, 2006, participation was frozen. The Pension Plan applies only to participants who were active as of that date. Active participants whose sum of age (in complete years) and years of service as defined by the Pension Plan (in complete years) equaled or exceeded 65 (“Rule of 65 Participants”), including executives, were eligible to continue to accrue benefits under the Pension Plan formula through December 31, 2018. None of the NEOs is a Rule of 65 Participant, except for Ms. McCarthy. Effective January 1, 2011, we spun out the Rule of 65 Participants into a new plan, the WellPoint Cash Balance Pension Plan B, which was renamed the Anthem Cash Balance Plan B. Effective January 1, 2012, the Pension Plan was renamed the Anthem Cash Balance Plan A. Effective December 31, 2018, all benefit accruals under the Pension Plan were frozen. Interest is still credited on existing account balances.

Empire Blue Cross and Blue Shield Supplemental Cash Balance Pension Plan

Effective December 31, 2006, the Empire Supplemental Pension Plan was frozen. Interest is still credited on existing account balances. The Empire Supplemental Pension Plan is not tax-qualified. The purpose of this plan was to replace pension benefits which were lost through the Empire Pension Plan because of the limitations on benefits or includible compensation imposed for highly-compensated associates by the Internal Revenue Code of 1986, as amended (the “Tax Code”). The supplemental retirement benefit paid to each participant in the Empire Supplemental Pension Plan was equal to the difference between the participant’s benefit under the Empire Pension Plan and what the participant’s benefit under that plan would have been if there were no limitations under the Tax Code on benefits or compensation. The supplemental retirement benefit is calculated pursuant to the provisions of the Empire Supplemental Pension Plan and paid in a single sum. With the exception of Ms. McCarthy, none of the NEOs are eligible for this plan.

62	| 2020 Proxy Statement

Executive Compensation

Non-Qualified Deferred Compensation

All NEOs are eligible to participate in the Anthem, Inc. Comprehensive Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) once he or she reaches the maximum contribution amount for the Anthem 401(k) Plan (the “401(k) Plan”). The following table shows the non-qualified deferred compensation contributions and year-end balances for our NEOs for fiscal year 2019.

Name	Executive Contributions in Last Fiscal Year(1)	Anthem Contributions in Last Fiscal Year(2)	Aggregated Earnings in Last Fiscal Year	Aggregated Withdrawals / Distributions	Aggregated Balance at Last Fiscal Year End(3)
Gail K. Boudreaux	$420,178	$159,217	$121,540	$0	$828,347
John E. Gallina	$249,031	$73,700	$405,858	$0	$2,580,691
Peter D. Haytaian	$110,278	$61,950	$45,004	$0	$414,560
Gloria M. McCarthy	$290,040	$84,124	$1,353,084	$0	$8,445,256
Felicia F. Norwood	$43,969	$35,952	$5,721	$0	$85,642
(1)	These amounts are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table. A NEO may defer up to 60% of his or her eligible base earnings and up to 80% of his or her AIP award into the Deferred Compensation Plan.
(2)	These amounts are also included in the “All Other Compensation” column of the Summary Compensation Table. Those contributions are matched by the Company at the same rate as they would have been under the 401(k) Plan, which is a match of 100% on the first 3% deferred and a match of 50% on the next 3% deferred for a maximum match of 4.5% of salary and AIP award. Investment options for the Deferred Compensation Plan mirror those for the 401(k) Plan, except that our common stock and the Vanguard Brokerage Option are not available as options under the Deferred Compensation Plan.
(3)	Amounts in this column reflect all non-qualified deferred compensation for each NEO. Portions of such amounts are included in the “Salary”, “Non-Equity Incentive Plan Compensation” and “All Other Compensation” columns of the Summary Compensation Table for all applicable years for each NEO. Account balances in the Deferred Compensation Plan are payable at the election of the participant in a single lump sum or installments.

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Executive Compensation

Potential Payments Upon Termination

The following table describes the potential additional payments and benefits under our compensation and benefit plans and arrangements to which the NEOs would be entitled upon termination of employment. The NEOs would also be entitled to vested benefits and generally available benefits under our various plans and arrangements, as discussed after the following table. The following includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect, but it is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change-in-control. Further, the amounts shown are estimates and are based on numerous assumptions, including that employment terminated on December 31, 2019 (i.e., the last business day in 2019 on which securities were traded on the NYSE). Therefore, the actual amounts of the payments and benefits that would be received by the NEOs could be more or less than the amounts set forth below, and can only be determined at the time of an actual termination of employment event.

	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Coverage(2)	Post Termination Benefits(3)	Total Post Termination Payment & Benefit Value
Gail K. Boudreaux
Company initiated (not for cause) or good reason termination by employee following a change-in-control(4)	$12,069,750	$2,695,000	$28,730,913	$162,000	$33,009	$7,750	$43,698,422
Company initiated (not for cause) or good reason termination by employee(5)	$7,700,000	$2,695,000	$18,093,711	$108,000	$22,006	$7,750	$28,626,467
Retirement(6)	$0	$0	$0	$0	$0	$0	$0
Resignation(7)	$0	$0	$0	$0	$0	$0	$0
Death	$0	$2,695,000	$21,333,292	$0	$0	$0	$24,028,292
Long Term Disability	$0	$2,695,000	$21,333,292	$0	$0	$0	$24,028,292
For Cause	$0	$0	$0	$0	$0	$0	$0
John E. Gallina
Company initiated (not for cause) or good reason termination by employee following a change-in-control(4)	$5,172,750	$902,211	$17,970,222	$90,000	$33,009	$7,750	$24,175,942
Company initiated (not for cause) or good reason termination by employee(5)	$3,300,000	$902,211	$15,892,558	$60,000	$22,006	$7,750	$20,184,525
Retirement(6)	$0	$902,211	$15,892,558	$0	$0	$0	$16,794,769
Resignation(7)	$0	$902,211	$15,892,558	$0	$0	$0	$16,794,769
Death	$0	$902,211	$9,607,616	$0	$0	$0	$10,509,827
Long Term Disability	$0	$902,211	$9,607,616	$0	$0	$0	$10,509,827
For Cause	$0	$0	$0	$0	$0	$0	$0

64	| 2020 Proxy Statement

Executive Compensation

	Cash Severance	AIP Award for Year of Termination	Acceleration or Continuation of Equity Awards(1)	Continuation of Executive Benefits	Continuation of Health & Life Coverage(2)	Post Termination Benefits(3)	Total Post Termination Payment & Benefit Value
Peter D. Haytaian
Company initiated (not for cause) or good reason termination by employee following a change-in-control(4)	$5,172,750	$902,211	$19,271,972	$90,000	$33,009	$7,750	$25,477,692
Company initiated (not for cause) or good reason termination by employee(5)	$3,300,000	$902,211	$6,392,767	$60,000	$22,006	$7,750	$10,684,734
Retirement(6)	$0	$0	$0	$0	$0	$0	$0
Resignation(7)	$0	$0	$0	$0	$0	$0	$0
Death	$0	$902,211	$10,909,365	$0	$0	$0	$11,811,576
Long Term Disability	$0	$902,211	$10,909,365	$0	$0	$0	$11,811,576
For Cause	$0	$0	$0	$0	$0	$0	$0
Gloria M. McCarthy
Company initiated (not for cause) or good reason termination by employee following a change-in-control(4)	$5,172,750	$907,500	$17,971,298	$90,000	$33,009	$7,750	$24,182,307
Company initiated (not for cause) or good reason termination by employee(5)	$3,300,000	$907,500	$15,893,634	$60,000	$22,006	$7,750	$20,190,890
Retirement(6)	$0	$907,500	$15,893,634	$0	$0	$0	$16,801,134
Resignation(7)	$0	$907,500	$15,893,634	$0	$0	$0	$16,801,134
Death	$0	$907,500	$9,608,692	$0	$0	$0	$10,516,192
Long Term Disability	$0	$907,500	$9,608,692	$0	$0	$0	$10,516,192
For Cause	$0	$0	$0	$0	$0	$0	$0
Felicia F. Norwood
Company initiated (not for cause) or good reason termination by employee following a change-in-control(4)	$3,030,500	$792,211	$7,342,907	$0	$22,006	$7,750	$11,195,374
Company initiated (not for cause) or good reason termination by employee(5)	$2,900,000	$792,211	$4,492,046	$0	$22,006	$7,750	$8,214,013
Retirement(6)	$0	$0	$0	$0	$0	$0	$0
Resignation(7)	$0	$0	$0	$0	$0	$0	$0
Death	$0	$792,211	$7,342,907	$0	$0	$0	$8,135,118
Long Term Disability	$0	$792,211	$7,342,907	$0	$0	$0	$8,135,118
For Cause	$0	$0	$0	$0	$0	$0	$0

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Executive Compensation

(1)
For all NEOs, all unvested equity awards vest immediately upon termination following a change-in-control or due to death or long-term disability, with payout amounts under the PSU awards determined in accordance with the terms of the applicable award agreement. Upon an eligible retirement, unvested equity awards generally continue to vest on the existing vesting schedule with the following modifications: (i) payout amounts under the PSU awards granted in 2017 and 2018 to the NEOs other than Ms. Norwood are capped based on the date of retirement and (ii) a pro rata portion of the PSUs granted to Ms. Norwood in 2018 and to all NEOs in 2019 will vest on the original vesting date based on actual performance. Upon a resignation, all unvested equity awards are forfeited unless the NEO is retirement eligible. Mr. Gallina and Ms. McCarthy are currently retirement eligible under the Incentive Plan.
Upon a Company initiated (not for cause) or good reason termination, each NEO is eligible for pro rata vesting of his or her PSU awards based on actual performance over the period specified in the award agreement; however, payout amounts under the PSU awards granted in 2017 and 2018 to the NEOs other than Ms. Norwood are capped at 200%. In accordance with Ms. Boudreaux’s employment agreement, her sign-on PSU grant will continue to vest in accordance with the terms of the grant for a Company initiated (not for cause) or good reason termination. The NEOs are also eligible for continued vesting of the unvested options and RSUs granted in 2019 through the 24-month severance period described below. In addition, Ms. Norwood is eligible for continued vesting of unvested options and RSUs from her 2018 sign-on grant through her 24-month severance period.
The amounts in this column represent (1) for stock option awards, the amount that could be realized from the exercise of all unvested stock options held by the NEO that would immediately vest or continue to vest upon the indicated termination, which is calculated by subtracting the exercise price of the option from the market price of a share of our common stock on December 31, 2019, and multiplying the result by the total number of shares that could be acquired on exercise at that exercise price, and (2) for RSUs and PSUs, the value of the unvested RSUs and PSUs held by the NEO that would immediately vest or continue to vest upon the indicated termination, which is calculated by multiplying the number of such units by $302.03, the market price of a share of our common stock on December 31, 2019.

(2)	Estimate based on the average Company cost per associate for these coverages.
(3)	Represents outplacement services available under our policy.
(4)	These amounts apply to a termination following a change-in-control that is a Company initiated termination not for cause, or a good reason termination by the associate, as defined in our EAP. All current NEOs are participants in the EAP, which provides the following benefits to Ms. Boudreaux, Mr. Gallina, Mr. Haytaian, and Ms. McCarthy for this termination event: (1) a cash severance benefit of 300% of the sum of annual base salary plus target AIP award, (2) a payment equal to 4.5% of this amount to cover the value of the Company match under the 401(k) Plan and the Deferred Compensation Plan on this payment, (3) an annual AIP award equal to the greater of the annual target AIP award or AIP award earned under the normal terms of the AIP plan for the year, (4) a payment equal to 300% of the annual value of executive benefits, and (5) a three-year continuation of health and life insurance coverage. Ms. Norwood is eligible for the following benefits for this termination event: (1) a cash severance benefit of 200% of the sum of annual base salary plus target AIP award, (2) a payment equal to 4.5% of this amount to cover the value of the Company match under the 401(k) Plan and the Deferred Compensation Plan on this payment, (3) an annual AIP award equal to the greater of the annual target AIP award or AIP award earned under the normal terms of the AIP plan for the year, and (4) a two-year continuation of health and life insurance coverage.
(5)	All NEOs participate in our EAP, which provides the following benefits for this termination event: (1) a cash severance benefit of 200% of the sum of annual base salary plus target AIP award, (2) a two-year continuation of health and life insurance coverage, and (3) for Ms. Boudreaux, Mr. Gallina, Mr. Haytaian and Ms. McCarthy, a payment equal to 200% of the annual value of executive benefits. In addition to the benefits provided under the EAP, all NEOs are eligible for an annual AIP award earned under the normal terms of the AIP in the year of termination in the event of a Company initiated (not for cause) or good reason termination after October 1 in the plan year.
(6)	Only Mr. Gallina and Ms. McCarthy are eligible for retirement treatment under the AIP and Incentive Plan.
(7)	Participants in the AIP plan are eligible for a bonus payment only if they remain employed through the date of the AIP payout, with certain exceptions. If the executive resigns after December 31, 2019 but prior to the payout, they will not be eligible to receive the payout unless they meet retirement eligibility criteria. Since this table assumes a resignation on December 31, 2019, a full AIP payout is earned only by Mr. Gallina and Ms. McCarthy, who are retirement eligible under the AIP plan.

The NEOs would also be entitled to the vested benefits included in the Outstanding Equity Awards at Fiscal Year-End table, the Non-Qualified Deferred Compensation table, and the Pension Benefits table. In addition, the amounts shown in the Potential Payments Upon Termination table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to other associates generally upon termination of employment. These include accrued salary, health benefits, and distribution of account balances under the 401(k) Plan.

66	| 2020 Proxy Statement

Executive Compensation

CEO Pay Ratio

The ratio of our CEO’s total annual compensation to our median employee’s total annual compensation (the “CEO Pay Ratio”) is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019:

●	The annual total compensation of the median employee of our Company, as described below, was $62,686.
●	The annual total compensation of our CEO as reported in the Summary Compensation Table included on page 56 of this proxy statement was $15,473,139.
●	Based on this information for 2019, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 247:1.

As of December 31, 2019, our employee population, including all full-time, part-time and temporary workers, consisted of approximately 70,610 individuals. We elected to exclude all of our employees in the Philippines (803 employees), Ireland (117 employees) and Israel (4 employees) from our determination of the median employee. The median employee was selected from an adjusted employee population of 69,685 employees, consisting of 63,924 employees in the United States (excluding our CEO) and 5,761 employees in India, who, in each case, were employed on December 31, 2019.

To identify the median employee, we used the following methodology and consistently applied material assumptions, adjustments and estimates:

●	We identified the median compensated employee based on payroll data as of December 31, 2019.
●

We compared the payroll data for the 69,685 employees described above using a compensation measure consisting of total base pay-related wages paid during 2019. Base pay-related wages include the amount of base salary the employee received during the year and all other pay elements related to base pay including, but not limited to, holiday pay, paid time off, overtime, and shift differentials. We did not include cash bonuses, commissions, equity grants or any adjustment for the value of benefits provided.

●

Based on the total base pay-related wages of each employee, we identified a cohort of 101 employees consisting of the median employee and the 50 employees above and the 50 employees below the median base pay value. After evaluating the pay characteristics of each employee in the cohort, we removed employees who appeared to have anomalous pay characteristics (such as a hire date during the year, grandfathered in a pension benefit not offered to new hires, or recipient of a one-time bonus that is not expected in future years) that could significantly distort the pay ratio calculation.

●

We then selected the employee with total base pay-related wages closest to the median compensated employee who did not have anomalous pay characteristics and used that employee as our identified median employee for purposes of calculating the CEO pay ratio.

Using the identified median employee, we calculated that employee’s annual total compensation consistent with the disclosure requirements for the Summary Compensation Table.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Audit Committee Matters

PROPOSAL 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

The firm of Ernst & Young LLP (“EY”) served as our independent registered public accounting firm for the year ended December 31, 2019. The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s external auditor, and has reviewed the quality of the services and the sufficiency of the resources provided by EY during their tenure as our independent registered public accounting firm.

In evaluating the performance and considering the engagement of the Company’s external auditor, including whether to rotate audit firms, the Audit Committee considers various factors, including the auditor’s capability and expertise in handling the scope and complexity of the audit of our business operations, auditor independence and the appropriateness of fees, together with EY’s tenure as the Company’s auditor, the current level of service and quality provided by EY and the potential impact of changing auditors. Based on these factors, the Audit Committee believes that the continuance of EY as our independent registered public accounting firm is in the best interests of the Company and our shareholders. As a result, the Audit Committee has selected EY to continue in that capacity for 2020 and is submitting this matter to shareholders for their ratification as a matter of good corporate governance. EY has served as our independent registered public accounting firm since our initial public offering in 2001. In the event this proposal is not approved, the Audit Committee will consider whether to select another independent registered public accounting firm.

A representative of EY is expected to be present at the annual meeting, will be given an opportunity to make a statement if he or she desires and is expected to be available to respond to appropriate questions. Notwithstanding ratification by the shareholders, the Audit Committee reserves the right to replace our independent registered public accounting firm at any time.

The ratification of the appointment of our independent registered public accounting firm will be determined by the vote of a majority of the votes cast on the proposal (excluding abstentions), which means that the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal for ratification of the appointment.

The Board of Directors unanimously recommends a vote FOR Proposal 3, the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020.

68	| 2020 Proxy Statement

Audit Committee Matters

The Audit Committee’s Consideration of Independence of Independent Registered Public Accounting Firm

The Audit Committee has reviewed the nature of the non-audit services provided by EY and has concluded that these services are compatible with maintaining the firm’s ability to serve as our independent registered public accounting firm. Additionally, as part of the Audit Committee’s overall review of EY, it is directly involved in the selection of the auditor’s lead engagement partner in conjunction with the periodic, mandated rotation of the lead partner.

Independent Registered Public Accounting Firm’s Fees

The Audit Committee oversees the negotiation of fees associated with our retention of EY. The following table presents fees billed for all professional services provided by EY for the audit of our consolidated financial statements for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by EY during those periods.

	Fiscal Year
Fee Category	2019	2018
Audit fees(1)	$13,681,000	$12,779,000
Audit-related fees(2)	2,318,000	2,139,000
Tax fees(3)	242,000	337,000
All other fees(4)	20,000	15,000
Total:	$16,261,000	$15,270,000
(1)	Audit fees consisted principally of fees for audit work performed on our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting as of each respective year-end, review of the quarterly financial statements, insurance statutory audits, other required audits, comfort letter procedures, review of registration statements and periodic reports filed with the SEC and other accounting and reporting consultation.
(2)	Audit-related fees consisted principally of fees for review of service organization controls, regulatory examinations, employee benefit plan audits, due diligence and other audit-related services.
(3)	Tax fees consisted principally of fees for tax compliance and tax advice.
(4)	All other fees represent fees for advisory services related to certain corporate functions and accounting research tools.

Audit Committee Pre-Approval Policy

The Audit Committee of the Board has adopted a policy concerning the pre-approval of audit and non-audit services. Pursuant to this policy, unless a type of service to be provided by the independent registered public accounting firm was approved in connection with the audit engagement letter, such service must be pre-approved by the Audit Committee. In addition, the Audit Committee has delegated its authority to pre-approve engagements of up to $500,000 to the Chair of the Audit Committee. The Chair reports any pre-approval decisions to the Audit Committee at the next regularly scheduled meeting of the Audit Committee. Procedures have been established which require that all requests for pre-approval be submitted to the Audit Committee or Chair by the President and Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or other designated executive. All services performed by EY were approved by the Audit Committee and/or pursuant to the Audit Committee pre-approval policy.

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Audit Committee Matters

Audit Committee Report

The Audit Committee of the Board is composed of the five members set forth below. The Board has determined that each current member of the Audit Committee is an “independent director” and an “audit committee financial expert” as defined by the SEC’s rules. The Audit Committee operates under a written charter adopted by the Board which details the responsibilities of the Audit Committee.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management is responsible for the Company’s financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s annual consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements with the Company’s management and the independent registered public accounting firm. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the clarity of disclosures in the consolidated financial statements. The Audit Committee reviewed, and discussed with management and the independent registered public accounting firm, management’s report and the independent registered public accounting firm’s report and audit of the Company’s internal control over financial reporting.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from the Company and its management.

The Audit Committee further discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended, and the Board approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the SEC.

Audit Committee

Ramiro G. Peru, Chair
R. Kerry Clark
Bahija Jallal
Antonio F. Neri
Ryan M. Schneider

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Shareholder Proposal

PROPOSAL 4 Shareholder Proposal to Allow Shareholders Owning 10% or More of Our Common Stock to Call a Special Meeting of Shareholders

We have been informed that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA, 90278, the beneficial owner of no fewer than 25 shares of our common stock, intends to introduce the resolution below at the annual meeting. The following shareholder proposal will be voted on at the annual meeting only if properly presented by or on behalf of Mr. Chevedden. In accordance with SEC rules, the proposed shareholder resolution and supporting statement are printed verbatim from his submission.

Proposal 4 – Shareholder Right to Call Special Meeting

Shareowners ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareowner meeting (or the lowest percentage under state law). The Board of Directors would continue to have its existing power to call a special meeting.

Special meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. It is especially important to enable 10% of shares (in preference to 20% of shares) to call a special meeting to make up for our classified board regime. The 2019 Anthem proxy described our bulletproof classified board regime with its 3-year terms for directors. Contractual obligations with the Blue Cross and Blue Shield Association make the Anthem classified board regime almost bulletproof according to our Anthem directors. Plus our directors have shown no commitment to revise the contractual obligations with the Blue Cross and Blue Shield Association to allow a classified board.

Classified boards have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

A 10% stock ownership threshold is also important because the current 20% stock ownership threshold for shareholders to call a special meeting may be unreachable due to time constraints and the detailed technical requirements that can trip up half of shareholders who want a special shareholder meeting. Thus the 20% stock ownership threshold to call a special meeting can be a 40% stock ownership threshold to call a special meeting for all practical purposes.

This proposal topic with the 10% stock ownership threshold won 45%-support at our 2018 annual meeting. This 45%-vote was all the more impressive because it probably represented a majority vote from the shares that had access to independent proxy voting advice.

This proposal is a contender to obtain a majority vote in 2020 as more shareholders realize the almost bulletproof nature of our classified board regime according to our Anthem directors combined with the apathy of Anthem directors to make the extra effort needed to enable annual election of each director.

The lack of a shareholder right to elect each director annually and the complete lack of a shareholder right to act by written consent are each such a serious loss at Anthem that it motivates shareholders to insist on the most shareholder friendly standard of a right to call a special meeting.

Please vote yes:
Shareholder Right to Call Special Meeting - Proposal 4

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Shareholder Proposal

Recommendation

The Board recommends that shareholders vote AGAINST this proposal.

After careful consideration, the Board continues to believe that the current special meeting ownership threshold is appropriate and in the best interests of the Company and our shareholders, and recommends that shareholders vote “AGAINST” this proposal for the following reasons:

Anthem provides shareholders with the meaningful ability to call a special meeting while also protecting the interests of the Company and all of our shareholders.

The Board believes that the shareholder proposal does not strike an appropriate balance between providing shareholders with a meaningful voice to communicate their priorities and adequately protecting shareholder interests. The Board recognizes that providing shareholders the ability to request special meetings is an important shareholder right. However, special meetings of the shareholders can be potentially disruptive to business operations and to long-term shareholder interests and can cause the Company to incur substantial expenses. Accordingly, the Board believes that special meetings of the shareholders should be extraordinary events. In addition, the Board believes that a small minority of shareholders should not be entitled to utilize the mechanism of special meetings for their own interests, which may not be shared more broadly by shareholders of the Company. Likewise, the Board believes that shareholders should not be able to call special meetings in close proximity to an annual meeting or when the matters to be addressed have been recently considered or are planned to be considered at another meeting.

The Board also believes that the current 20% ownership threshold is more appropriate than the requested 10% threshold based on feedback from our outreach to our twenty largest shareholders that own, in the aggregate, approximately 50% of our outstanding common stock. The holders of a majority of these shares expressed support for the current 20% threshold and opposed lowering the threshold to 10%. By way of comparison to market practices, over 80% of S&P 500 companies that allow shareholders to call special meetings have a threshold that is equal to or higher than our current 20% threshold. Furthermore, over one-third of S&P 500 companies do not permit shareholders to call special meetings at all.

Anthem has strong corporate governance practices in place and provides meaningful opportunities for shareholders to communicate with the Board and management.

This shareholder proposal also is unnecessary because of our commitment to strong and effective corporate governance principles and high ethical standards. In addition to providing shareholders the ability to call special meetings, we maintain other robust governance practices that promote Board accountability, including:

●	A market-standard proxy access right that permits shareholders to include their director nominees in our proxy statement;
●	A majority voting standard for the election of directors in uncontested elections, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the Board;
●	Several avenues to communicate with the Board and management, including periodic investor days and earnings release conference calls and webcasts, dedicated email addresses for the Board and for committee Chairs, and specific outreach to shareholders initiated by us or in response to engagement requests;
●	An independent Chair of the Board who is elected annually by the independent directors; and
●	A Governance Committee chaired by and comprised solely of independent directors.

Anthem’s shareholders rejected the same proposal introduced by the same individual shareholder two years ago.

The proponent submitted the same proposal at our 2018 Annual Meeting of Shareholders, which shareholders voted against. Given this result just two years ago, the Board believes the current ownership threshold continues to reflect the position of our shareholders on this matter.

In light of these considerations, our Board believes that the Company’s current 20% ownership threshold strikes the appropriate balance between the rights of shareholders and the protection of long-term shareholder interests and that lowering the threshold to 10% is, therefore unnecessary and not in the best interests of the Company and our shareholders.

For the reasons described above, the Board of Directors unanimously recommends a vote AGAINST this shareholder proposal.

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Security Ownership of Certain Beneficial Owners and Management

Stock Held by 5% or More Beneficial Owners

The following table and notes provide information about each person known by us to own beneficially more than five percent of our common stock as of February 1, 2020, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	22,542,092	8.9%
The Vanguard Group, Inc.(2)	19,510,487	7.7%
(1)

The amount shown and the following information were provided by BlackRock, Inc. (“BlackRock”) pursuant to a Schedule 13G/A filed with the SEC on February 5, 2020, indicating beneficial ownership as of December 31, 2019. In such filing BlackRock lists its address as 55 East 52nd Street, New York, NY 10055. BlackRock is a parent holding company or control person and has (a) sole power to dispose of or direct the disposition of 22,542,092 shares of our common stock; and (b) sole power to vote or direct the vote of 19,807,042 shares of our common stock.

(2)

The amount shown and the following information were provided by The Vanguard Group (“Vanguard”) pursuant to a Schedule 13G/A filed with the SEC on February 12, 2020, indicating beneficial ownership as of December 31, 2019. In such filing Vanguard lists its address as 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard is a registered investment advisor and has (a) sole power to dispose of or direct the disposition of 19,073,998 shares of our common stock; (b) shared power to dispose of or direct the disposition of 436,489 shares of our common stock; (c) sole power to vote or direct the vote of 382,390 shares of our common stock; and (d) shared power to vote or direct the vote of 77,645 shares of our common stock.

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Security Ownership of Certain Beneficial Owners and Management

Stock Held by Directors, Nominees and Executive Officers

Except as otherwise noted, the following table sets forth the number of shares of our common stock beneficially owned as of February 1, 2020, by:

●	each of our directors or nominees,
●	each of our NEOs, and
●	all current directors and executive officers as a group.

Except as otherwise indicated below, each individual directly owns such shares of common stock and has sole investment and sole voting power. In addition, unless otherwise indicated, the address for each person named below is c/o Anthem, Inc., 220 Virginia Avenue, Indianapolis, IN 46204. The table includes shares that may be purchased pursuant to stock options that are currently exercisable or exercisable within 60 days of February 1, 2020 (“exercisable options”) and shares of common stock underlying unvested RSUs and unvested PSUs that will vest within 60 days of February 1, 2020 (“vested restricted stock units” and “vested performance stock units,” respectively). As of February 1, 2020, 264,406,137 shares of our common stock were issued and outstanding.

Name	Number of Shares Owned(1)	Number of Shares Supplementally Owned(2)	Total Number of Shares Beneficially Owned	Percent of Class
R. Kerry Clark	0	6,562	6,562	*
Robert L. Dixon, Jr.	5,065	4,906	9,971	*
Lewis Hay, III	0	8,429	8,429	*
Julie A. Hill	0	32,924	32,924	*
Bahija Jallal	0	1,710	1,710	*
Antonio F. Neri	0	1,847	1,847	*
Ramiro G. Peru	6,267	4,906	11,173	*
Ryan M. Schneider	0	522	522	*
Elizabeth E. Tallett	0	7,814	7,814	*
Gail K. Boudreaux(3)	55,169	6,701	61,870	*
John E. Gallina	57,737	41,090	98,827	*
Peter D. Haytaian	112,087	41,090	153,177	*
Gloria M. McCarthy	85,016	32,079	117,095	*
Felicia F. Norwood	6,360	745	7,105	*
Other Executive Officers	39,243	32,826	72,069	*
All current directors and executive officers as a group (17 persons)	366,944	224,151	591,095	*
* Less than 1%
(1)

Includes the following exercisable options to purchase shares of our common stock: Ms. Boudreaux — 44,976; Mr. Gallina — 45,585; Mr. Haytaian — 102,047; Ms. McCarthy — 53,490; Ms. Norwood — 5,942; and 266,900 for all current directors and executive officers as a group.

(2)

For directors, other than Ms. Boudreaux, this number represents the number of deferred shares which will be converted into common stock upon the lapse of the deferral period, and are considered owned under our stock ownership guidelines for directors. For executive officers, this number represents the following vested restricted stock units: Ms. Boudreaux — 6,701; Mr. Gallina — 3,670; Mr. Haytaian — 3,670; Ms. McCarthy — 3,295; Ms. Norwood — 745; and 22,123 for all current executive officers as a group; and the following vested performance stock units: Ms. Boudreaux — 0; Mr. Gallina — 37,420; Mr. Haytaian — 37,420; Ms. McCarthy — 28,784; Ms. Norwood — 0; and 132,408 for all current executive officers as a group.

(3)	Includes 60 shares held in a revocable trust of which Ms. Boudreaux’s spouse is the trustee.

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Miscellaneous Information on Voting and the Annual Meeting

Voting and Meeting Information

Record Date and Quorum

At the close of business on March 16, 2020, the record date for the annual meeting, there were 252,137,238 shares of our common stock outstanding and entitled to vote at the annual meeting.

In order for business to be conducted at the annual meeting, 25% of the votes entitled to be cast on a matter, represented in person or by proxy, must be present.

Vote Required

You will have one vote for each share held. Shares of our common stock represented by properly executed proxies will be voted at the annual meeting in accordance with the choices indicated on the proxy. Abstentions on a specific proposal will be considered as present at the annual meeting and will be counted for purposes of determining whether a quorum is present.

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, date and return your proxy card, but do not provide instructions, your shares will be voted:

●	FOR Proposal 1 - election of each director nominee
●	FOR Proposal 2 - advisory vote to approve the compensation of our Named Executive Officers
●	FOR Proposal 3 - ratification of the appointment of our independent registered public accounting firm for 2020
●	AGAINST Proposal 4 - shareholder proposal to allow shareholders owning 10% or more of our common stock to call a special meeting of shareholders

Each proposal at the annual meeting will be approved if the proposal receives more votes “for” than “against.” For the election of directors, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” such nominee. If any nominee for director is unable or unwilling to accept the nomination or election, then the proxies may nominate such other person as director as they may determine in their discretion, in which event the shares will be voted for such other person. Alternatively, the Board may decide to reduce the number of directors constituting the full Board.

Abstentions will have no effect on the outcome of any proposal. If your shares of our common stock are held in street name, and you do not provide your broker with voting instructions, your broker has the discretion to vote your shares of common stock for or against Proposal 3 only, the ratification of the appointment of our independent registered public accounting firm for 2020, and not any of the other proposals. If your broker does not have discretion to vote your common stock without your instructions, this is referred to as a “broker non-vote.” Broker non-votes will not be considered as votes cast on, and will have no effect on the outcome of, the remaining proposals other than Proposal 3.

Shareholders

Shares of our common stock may be held directly in your own name or may be held beneficially through a broker, bank or other nominee in street name. Summarized below are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the shareholder of record with respect to those shares and we are providing proxy materials directly to you. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant your voting proxy to the persons designated by us or a person you select.

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Miscellaneous Information on Voting and the Annual Meeting

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and you have been provided proxy materials from your broker, bank or other nominee who is considered the shareholder of record with respect to the shares. As the beneficial owner, you have the right to direct the broker, bank or nominee on how to vote your shares and are also invited to attend the annual meeting. Your broker, bank or nominee is obligated to provide you with a voting instruction card for you to use. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you bring with you to the annual meeting a legal proxy, executed in your favor, from the shareholder of record.

Associate Shareholder — If you participate in the 401(k) Plan and you are invested in our common stock fund in your account, you may give voting instructions to the plan trustee as to the number of shares of common stock equivalent to the interest in our common stock fund credited to your account as of the most recent valuation date coincident with or preceding the record date. The trustee will vote your shares in accordance with your instructions received by May 19, 2020 at 11:59 p.m., Eastern Daylight Time. You may also revoke previously given voting instructions by May 19, 2020 at 11:59 p.m., Eastern Daylight Time, by filing with the trustee either written notice of revocation or a properly completed and signed voting instruction card bearing a later date. Your voting instructions will be kept confidential by the trustee. If you do not send instructions for a proposal, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

Voting

Whether you hold shares as a shareholder of record or as a beneficial owner, you may vote before the annual meeting by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or nominee. Most shareholders will have a choice of voting through the internet or by telephone or, if you received a printed copy of the proxy materials, by completing a proxy card or voting instruction card and returning it in a postage-prepaid envelope. Please refer to the instructions below and in the Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”).

Through the Internet	If you are a shareholder of record, you may vote through the internet by going to www.envisionreports.com/antm and following the instructions. You will need to have the E-Proxy Notice, or if you received a printed copy of the proxy materials, your proxy card, available when voting through the internet. If you are a beneficial owner, you may vote through the internet by going to www.proxyvote.com and following the instructions. If you want to vote through the internet, you must do so before 11:59 p.m., Eastern Daylight Time, on May 20, 2020. If you vote through the internet, you do not need to return a proxy card or voting instruction card.
By Telephone	If you are a shareholder of record, you may vote by touchtone telephone by calling (800) 652-8683 in the United States, Canada or Puerto Rico or at (781) 575-2300 from outside the United States, Canada and Puerto Rico. If you are a beneficial owner, please vote by using the telephone number that is shown on your voting instruction form. You will need to have your E-Proxy Notice, or if you received a printed copy of the proxy materials, your proxy card or voting instruction card, available when voting by telephone. If you want to vote by telephone, you must do so before 11:59 p.m., Eastern Daylight Time, on May 20, 2020. If you vote by telephone, you do not need to return a proxy card or voting instruction card.
By Mail	If you received a printed copy of our proxy materials, you may vote by signing and dating your proxy card or voting instruction card and mailing it in the postage-prepaid envelope provided with our proxy materials. If you received the E-Proxy Notice and would like to obtain a proxy card or voting instruction form, please follow the instructions on the E-Proxy Notice for requesting a paper or email copy of our proxy materials.
With Your Smartphone	Scan the QR code that is located on your proxy card, E-Proxy Notice or voting instruction form to vote with your smartphone.

Changing Your Vote — You may revoke your proxy at any time prior to the annual meeting. If you provide more than one proxy, the proxy having the latest date will revoke any earlier proxy. If you attend the annual meeting and you are a shareholder of record, you will be given the opportunity to revoke your proxy and vote in person. If you are a beneficial owner, you must have a legal proxy from your bank, broker or nominee in order to vote in person at the annual meeting.

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Miscellaneous Information on Voting and the Annual Meeting

Internet Availability of Proxy Materials

We are using the “e-proxy” rules adopted by the SEC to furnish proxy materials to shareholders through a “notice only” model using the internet. This allows us to reduce costs by delivering to shareholders an E-Proxy Notice and providing online access to the documents.

If you received an E-Proxy Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one as set forth below. The E-Proxy Notice instructs you on how to access and review the important information contained in the proxy statement and our 2019 Annual Report on Form 10-K, as well as how to submit your proxy through the internet. On or about March 27, 2020, we mailed a printed copy of our proxy materials to our shareholders who had requested them and mailed the E-Proxy Notice to all of our other shareholders.

This proxy statement, the form of proxy and voting instructions are being made available to shareholders on or about March 27, 2020 at www.envisionreports.com/antm for shareholders of record and www.proxyvote.com for beneficial owners. If you are a shareholder of record and received the E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at (866) 641-4276 in the United States, Canada or Puerto Rico or at (781) 575-2879 from outside the United States, Canada and Puerto Rico; (b) internet at www.envisionreports.com/antm; or (c) e-mail at investorvote@computershare.com. If you are a beneficial owner and received the E-Proxy Notice and would still like to receive a printed copy of the proxy materials, you may request a printed copy of this proxy statement and the form of proxy by any of the following methods: (a) telephone at (800) 579-1639; (b) internet at www.proxyvote.com; or (c) e-mail at sendmaterial@proxyvote.com.

Inspector of Election

Computershare Trust Company, N.A. has been appointed Inspector of Election for the annual meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

Confidentiality of Votes

The vote of each shareholder is held in confidence, except (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) if there is a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (d) as necessary to allow the Inspector of Election to resolve any dispute about the authenticity or accuracy of a proxy card, consent, ballot, authorization or vote and to allow the Inspector of Election to certify the results of the vote.

Householding

Shareholders who share the same last name and address may receive only one copy of the E-Proxy Notice unless we receive contrary instructions from any shareholder at that address. This is referred to as “householding.” If you prefer to receive multiple copies of the E-Proxy Notice at the same address, additional copies will be provided to you promptly upon written or oral request, and if you are receiving multiple copies of the E-Proxy Notice, you may request that you receive only one copy. Please address requests for a copy of the E-Proxy Notice to our Secretary, Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204 or telephone (800) 985-0999. If you are a beneficial owner, please contact your broker, bank or other nominee for assistance.

Additional Information

Our Board has not received notice of any, and knows of no, matters other than those described in the attached Notice of Annual Meeting of Shareholders, which are to be brought before the annual meeting. If other matters properly come before the annual meeting, it is the intention of the persons named as proxies to vote such proxy in accordance with their judgment on such matters.

Shareholders may receive, without charge, a copy of our 2019 Annual Report on Form 10-K, including consolidated financial statements, as filed with the SEC (which is our Annual Report to Shareholders). Please address requests for a copy of our 2019 Annual Report on Form 10-K to our Corporate Secretary, Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204. Our 2019 Annual Report on Form 10-K is also available on our website under “Investors — Financial Information — SEC Filings” at www.antheminc.com.

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Miscellaneous Information on Voting and the Annual Meeting

Annual Meeting Admission

You must have an admission ticket, as well as a form of government-issued photo identification, in order to be admitted to the annual meeting. If you are a shareholder of record and received an E-Proxy Notice, your E-Proxy Notice is your admission ticket. If you are a shareholder of record and received a printed copy of our proxy materials, you must bring the admission ticket portion of your proxy card to be admitted to the annual meeting. If you are a beneficial owner and your shares are held in the name of a broker, bank or other nominee, you must request an admission ticket in advance by mailing a request, along with proof of your ownership of our common stock as of the record date of March 16, 2020, to Anthem Shareholder Services, 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204. Proof of ownership would be a bank or brokerage account statement in your name showing the number of shares of our common stock held by you on the record date or a letter from your broker, bank or other nominee certifying the amount of your beneficial ownership interest as of the record date.

If you wish to appoint a representative to attend the meeting in your place, you must provide to Anthem Shareholder Services, 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204, the name of your representative, in addition to your E-Proxy Notice or the admission ticket portion of your proxy card if you are a shareholder of record, or your proof of ownership if you are a beneficial owner, and the address where the admission ticket should be sent. A shareholder may only appoint one representative. Requests from shareholders that are legal entities must be signed by an authorized officer or other person legally authorized to act on behalf of the legal entity.

We may not be able to process requests received after May 11, 2020 in time to allow you to receive your admission ticket before the meeting date, so you should mail your request early.

No cameras, recording equipment, electronic devices, large bags, briefcases, signs or packages will be permitted in the annual meeting. Mobile phones will be permitted in the meeting venue but may not be used for any purpose at any time while in the meeting venue. Violation of this rule can result in removal from the meeting venue. Please note that due to security reasons, all bags may be subject to search, and all persons who attend the annual meeting may be required to pass through a metal detector or be subject to a hand wand search. We will be unable to admit anyone who does not comply with these security procedures. No one will be admitted to the meeting once the meeting has commenced.

As a precaution regarding the coronavirus or COVID-19, we are planning for the possibility that our Annual Meeting may be held over the web in a virtual meeting format rather than in person. If we take this step, or there are any other changes with regard to our Annual Meeting, we will announce the decision in advance via a press release, which will also be filed with the SEC. Please follow us on our investor relations website at https://ir.antheminc.com/ for current information regarding any change to our Annual Meeting, including a change in location.

Cost of Solicitation

We will bear the cost of the solicitation of proxies and have engaged Georgeson LLC to assist in the solicitation of proxies. Georgeson LLC will receive a fee of approximately $12,500 plus reasonable out-of-pocket expenses for this work. We also will reimburse banks, brokers or other custodians, nominees and fiduciaries for their expenses in forwarding the proxy materials to beneficial owners and seeking instruction with respect thereto. In addition, our directors, officers or other associates, without additional compensation, may solicit proxies from shareholders in person, or by telephone, facsimile transmission or other electronic means of communication.

Shareholder Proposals and Nominations for Next Year’s Annual Meeting

Shareholder Proposals and Nominations for Inclusion in Our Proxy Materials — Pursuant to SEC Rule 14a-8, shareholder proposals for inclusion in our proxy materials for the 2021 annual meeting of shareholders must be received by our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204, no later than November 27, 2020. Such proposals need to comply with SEC regulations regarding the inclusion of shareholder proposals in our sponsored proxy materials.

Our Bylaws provide that a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, can nominate and include in our proxy materials director nominees constituting up to the greater of 20% of our Board or two individuals, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Any proxy access nominees serving on the Board and who will continue

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Miscellaneous Information on Voting and the Annual Meeting

serving on the Board after the applicable annual meeting count towards the maximum number of nominees. To be timely, notice of proxy access director nominees must be delivered by the close of business to our Secretary at Anthem, Inc., 220 Virginia Avenue, Mail No. IN0204-A381, Indianapolis, Indiana 46204, not less than 90 nor more than 150 days prior to the first anniversary of the date the definitive proxy statement was first sent to shareholders in connection with the preceding year’s annual meeting of shareholders. For the 2021 annual meeting of shareholders, notice of proxy access director nominees must be received no earlier than October 28, 2020 and no later than December 27, 2020. In the event the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the previous year’s annual meeting of shareholders, or if no annual meeting was held in the preceding year, notice of proxy access director nominees must be delivered no earlier than the close of business on the 150th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Other Shareholder Proposals and Nominations — Our Bylaws also establish an advance notice procedure relating to director nominations and shareholder proposals that are not submitted for inclusion in the proxy statement, but that the shareholder instead wishes to present directly at the annual meeting. To be properly brought before the 2021 annual meeting of shareholders, the shareholder must give timely written notice of the nomination or proposal to our Secretary along with the information required by our Bylaws. To be timely, a shareholder’s notice must be delivered to our Secretary at the address listed above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For the 2021 annual meeting of shareholders, such notice must be delivered no earlier than January 21, 2021 and no later than February 20, 2021. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

Copy of Bylaw Provisions — The specific requirements of these advance notice and eligibility provisions are set forth in Sections 1.5, 1.6 and 1.16 of our Bylaws. Our Bylaws are available on our website at www.antheminc.com under “Investors — Corporate Governance — Governance & Corporate Documents.”

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” do not constitute soliciting material and should not be deemed filed with the SEC or incorporated by reference in any such filings.

The information on, or accessible through, our website, www.antheminc.com, www.anthemcorporateresponsibility.com, or @AnthemInc on Twitter, is not, and should not be deemed to be, a part of this proxy statement.

By Order of the Board of Directors,

Kathleen S. Kiefer
Corporate Secretary

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Annex A – Anthem, Inc. GAAP Reconciliation

(Unaudited)

Anthem, Inc. (“Anthem,” “we,” “us,” or “our”) has referenced “Adjusted Net Income,” “Adjusted Net Income Per Diluted Share,” and “Operating Gain” which are non-GAAP measures, in this document. These non-GAAP measures are not intended to be alternatives to any measure calculated in accordance with GAAP. Rather, these non-GAAP measures are intended to aid investors in understanding and analyzing our core operating results and comparing our financial results. A reconciliation of these measures to the most directly comparable measure calculated in accordance with GAAP is presented below.

(In millions, except per share data)	Year Ended December 31, 2019	Year Ended December 31, 2018	Year Ended December 31, 2017
Net income	$4,807	$3,750	$3,843
Add / (Subtract):
Net realized losses/(gains) on financial instruments	(114)	180	(145)
Other-than-temporary impairment losses recognized in income	47	26	33
Amortization of other intangible assets	338	358	169
Transaction related costs	11	9	166
Litigation expense	52	—	—
Loss on extinguishment of debt	2	11	282
Deferred tax benefit from corporate tax reform	—	—	(1,108)
Penn Treaty assessment costs	—	—	254
2015 cyber attack litigation	—	—	115
Income tax true-up of prior transaction costs	—	—	(69)
Tax impact of non-GAAP adjustments	(84)	(135)	(316)
Net adjustment items	252	449	(619)
Adjusted net income	$5,059	$4,199	$3,224

Net income per diluted share	$18.47	$14.19	$14.35
Add / (Subtract):
Net realized losses/(gains) on financial instruments	(0.44)	0.68	(0.54)
Other-than-temporary impairment losses recognized in income	0.18	0.10	0.12
Amortization of other intangible assets	1.30	1.36	0.63
Transaction related costs	0.04	0.03	0.62
Litigation expense	0.20	—	—
Loss on extinguishment of debt	0.01	0.04	1.05
Deferred tax benefit from corporate tax reform	—	—	(4.14)
Penn Treaty assessment costs	—	—	0.95
2015 cyber-attack litigation	—	—	0.43
Income tax true-up of prior transaction costs	—	—	(0.26)
Tax impact of non-GAAP adjustments	(0.32)	(0.51)	(1.18)
Rounding impact	—	—	0.01
Net adjustment items	0.97	1.70	(2.31)
Adjusted net income per diluted share	$19.44	$15.89	$12.04

Income before income tax expense	$5,985	$5,068	$3,964
Add/(Subtract)
Net investment income	(1005)	(970)	(867)
Net realized gains/(losses) on financial instruments	(114)	180	(145)
Other-than-temporary impairment losses recognized in income	47	26	33
Interest expense	746	753	739
Amortization of other intangible assets	338	358	169
Loss on extinguishment of debt	2	11	282
Net adjustment items	14	358	211
Operating Gain	$5,999	$5,426	$4,175

A-1	| 2020 Proxy Statement

Corporate Responsibility Recognition

Anthem, Inc. was named to the 2019 Dow Jones Sustainability North America and World Indices (DJSI). This marks the second consecutive year Anthem has been recognized by the DJSI for leadership in sustainability.

Anthem, Inc. is committed to supporting gender equality and was included in the 2020 Bloomberg Gender-Equality Index.

Anthem, Inc. ranked 7th on the Forbes Just 100 list for 2020 and was the highest-ranking company in the healthcare providers category.	Anthem, Inc. was included in the FTSE4Good Index (FTSE Russell), 2018 - 2019.

Anthem, Inc. was listed among other 2020 recipients of the Fortune Magazine World’s Most Admired Companies.	Anthem, Inc. was recognized for diversity best practices by the Working Mother Research Institute, 2017 - 2019.

Best places to work for LGBTQ Equality-Corporate Equality Index, Human Rights Campaign, 2015 - 2020.	Anthem, Inc. was included in the Corporate Inclusion Index by the Hispanic Association on Corporate Responsibility (HACR), 2011 - 2019.

Anthem, Inc. was recognized as a Military Friendly Employer, 2010 - 2020.	Anthem, Inc. was recognized as a Leading Disability Employer by National Organization on Disability, 2017 - 2019.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

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2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR each of the nominees.

1. Election of Directors:
	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Gail K. Boudreaux	☐	☐	☐	02 - R. Kerry Clark	☐	☐	☐	03 - Robert L. Dixon, Jr.	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐	3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2020.	☐	☐	☐

C	Shareholder Proposal — The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	Shareholder proposal to allow shareholders owning 10% or more of our common stock to call a special meeting of shareholders.	☐	☐	☐

D	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

036DYF

2020 Annual Meeting Admission Ticket

2020 Annual Meeting of Anthem, Inc. Shareholders

Thursday, May 21, 2020
 Anthem, Inc.
220 Virginia Avenue, Indianapolis, Indiana 46204

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Registration and Seating Available at 7:30 a.m. Eastern Daylight Time
Meeting Begins Promptly at 8:00 a.m. Eastern Daylight Time
Please plan to arrive early as there will be no admission after the meeting begins.
Directions to Anthem, Inc. can be obtained by calling 800-985-0999 or visiting our website at www.antheminc.com under “Investors.”

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 21, 2020.
The Notice of Annual Meeting of Shareholders, Proxy Statement and 2019 Annual Report on Form 10-K are available at: www.envisionreports.com/antm.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Anthem, Inc. Proxy Voting Instructions for Annual Meeting of Shareholders

Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders on May 21, 2020

Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted FOR each of the nominees set forth in Proposal 1, FOR Proposals 2 and 3 and AGAINST Proposal 4.

By signing this PROXY, you revoke all prior proxies and appoint Thomas C. Zielinski, John E. Gallina and Kathleen S. Kiefer, or any of them, as proxies, with the power to appoint substitutes, to vote your shares of stock of Anthem, Inc. that you would be entitled to cast if personally present at the Annual Meeting of Shareholders, and all adjournments or postponements of the meeting, on the matters shown on the reverse side of this card and, in their judgment and discretion, on such other business as may properly come before the meeting.

If you participate in the Anthem 401(k) Plan and you are invested in the Anthem Stock Fund in your plan account, you may give voting instructions to Vanguard Fiduciary Trust Company, the plan Trustee. The number of shares of Anthem, Inc. common stock you may vote is based on the underlying shares credited to your Anthem Stock Fund account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by 11:59 p.m., Eastern Daylight Time, on May 19, 2020. You may also revoke previously given voting instructions by 11:59 p.m., Eastern Daylight Time, on May 19, 2020, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares equal to the underlying shares credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

Your voice is important. You are strongly encouraged to vote your proxy through the internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete, sign and date the reverse side of this card, and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.envisionreports.com/antm.

(Items to be voted appear on reverse side)

E	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.